UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Kinder Morgan, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
March 31, 2023
Dear fellow stockholder:
You are cordially invited to attend our 2023 Annual Meeting of Stockholders to be held at our offices at 1001 Louisiana Street, Houston, Texas 77002 on Wednesday, May 10, 2023, at 10:00 a.m. Central time. The accompanying proxy statement describes the matters to be presented for approval at the meeting.
Representation of your shares at the meeting is very important. I urge you, whether or not you plan to attend the meeting, to vote promptly over the Internet or telephone or by mailing a completed proxy card or voting instruction form. Instructions on how to vote begin on page iii of the proxy statement.
Thank you for your continued support.
Sincerely,
Richard D. Kinder
Executive Chairman

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2023

To our stockholders:
The 2023 Annual Meeting of Stockholders will be held at our offices at 1001 Louisiana Street, Houston, Texas 77002 on Wednesday, May 10, 2023, at 10:00 a.m. Central time. At the meeting, the holders of our common stock will act on the following matters:
(1)
the election of 14 nominated directors;

(2)
approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware;

(3)
the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023; and

(4)
an advisory vote on executive compensation.

These items of business are more fully described in the accompanying proxy statement.
In accordance with the “Notice and Access” rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide our stockholders access to our proxy materials by posting such documents on the Internet. Accordingly, on March 31, 2023, an Important Notice Regarding the Availability of Proxy Materials (Notice) was mailed to the holders of our common stock as of the close of business on the record date. Beginning on March 31, 2023, stockholders have the ability to access the proxy materials on the website referred to in the Notice, or to request that a printed set of the proxy materials be sent to them, by following the instructions on the Notice.
Only holders of shares of our common stock as of the close of business on March 13, 2023, the record date, are entitled to receive notice of and to vote at the meeting. A list of all registered holders entitled to vote is on file at our principal offices at 1001 Louisiana Street, Houston, Texas 77002, and will be available for inspection by any stockholder of record for any purpose germane to the meeting during business hours for ten days prior to the meeting.
Even if you plan to attend the meeting in person, please cast your vote in advance as soon as possible using one of the methods described in the accompanying proxy statement. You may vote over the Internet or telephone or by mailing a completed proxy card or voting instruction form, as applicable, all as described in the proxy statement. Any stockholder attending the meeting who presents appropriate documentation described in the proxy statement may revoke an earlier vote by proxy and vote at the annual meeting.
IF YOU PLAN TO ATTEND:
Please note that space constraints make it necessary to limit attendance to stockholders and proxy holders. Guests of stockholders or proxy holders will not be admitted. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Stockholders will be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will also need to bring a copy of the voting instruction form that they received from their broker, trustee or other nominee in connection with the meeting, or a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
By order of the Board of Directors,
Richard D. Kinder
Executive Chairman
March 31, 2023
Houston, Texas

Proxy Summary	ii
Questions and Answers About the Annual Meeting and Voting	1
Corporate Governance	5
Certain Relationships and Related Party Transactions	22
Security Ownership of Certain Beneficial Owners and Management	24
Executive Officers	27
Executive Compensation	29
Director Compensation	48
Performance Graph	50
Item 1 Election of Directors	51
Item 2 Approval of Amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware	52
Item 3 Ratification of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2023	54
Item 4 Advisory Vote on Executive Compensation	55
Other Matters	57
Additional Information	57

i

PROXY SUMMARY
2023 ANNUAL MEETING OF STOCKHOLDERS

This summary contains highlights about this proxy statement. This summary does not contain all of the information that you should consider in advance of the annual meeting, and we encourage you to read the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 carefully before voting.
Unless stated otherwise or the context otherwise requires, all references in this proxy statement to “we,” “us,” “our,” “KMI” or the “company” are to Kinder Morgan, Inc. and, where applicable, its subsidiaries. We refer to our Class P common stock as our “common stock.”
MEETING INFORMATION
Date and time:	Wednesday, May 10, 2023, 10:00 a.m. Central time.
Place:	KMI’s offices at 1001 Louisiana Street, Houston, Texas 77002.
Record date:	The close of business on March 13, 2023.
Voting:	Holders of common stock as of the close of business on the record date may vote. Each share is entitled to one vote on each matter to be voted upon.
VOTING MATTERS AND BOARD RECOMMENDATION
The following table summarizes the proposals to be considered at the meeting and our Board’s voting recommendation with respect to each proposal.
Proposal	Board Recommendation	Page Reference
Election of 14 directors, each for a one-year term expiring in 2024	FOR EACH NOMINEE	51
Approval of an amendment to our Certificate of Incorporation	FOR	52
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023	FOR	54
Advisory vote on executive compensation	FOR	55

ii

HOW TO VOTE
You may vote your shares by any of the following methods:
By Internet	View proxy materials and vote online by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials that you receive from us or your broker, trustee or other nominee or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.
By Telephone	Vote by telephone by following the instructions on your proxy card or voting instruction form.
By Mail	If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.
In Person at the Meeting	If you are the registered holder of your shares, you may vote in person at the annual meeting. If, on the other hand, you hold your shares through a broker, trustee or other nominee, you must first obtain a “legal proxy” from your broker, trustee or other nominee, and you must provide a copy of your legal proxy to us in order to vote in person at the meeting.

iii

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS
Our Board is furnishing you with this proxy statement in connection with the solicitation of proxies on its behalf to be voted at the 2023 Annual Meeting of Stockholders and any postponements or adjournments thereof.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the difference between a registered holder and a beneficial or “street name” holder?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, referred to in this proxy statement as a “registered” holder. As the registered holder, you have the right to vote at the annual meeting.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares or a “street name” holder. A street name holder is not the stockholder of record entitled to vote at the meeting. However, as a street name holder, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account or to obtain a legal proxy from your broker and vote your shares at the meeting.
Who is entitled to vote on the matters presented at the annual meeting?
All stockholders who owned our common stock as of the close of business on March 13, 2023, which we refer to as the record date, are entitled to receive notice of, and to vote their common stock owned as of the record date at, the annual meeting and any postponements or adjournments of the meeting. If you owned our common stock as of the close of business on the record date, you are authorized to vote those shares on matters presented at the annual meeting, even if you subsequently sell them. Please see “How do I vote?” below for important information regarding how to vote your shares.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In compliance with SEC rules that allow companies to furnish their proxy materials over the Internet (referred to as “notice and access”), we sent our registered holders an Important Notice Regarding the Availability of Proxy Materials (Notice) instead of a paper copy of the proxy materials. We use notice and access as an environmentally friendly and cost-effective way to distribute proxy materials because it reduces printing, paper and postage. Instructions on how to access the proxy materials over the Internet, or how to request a paper copy, may be found in the Notice. If you are a street name holder, you will receive your Notice from your broker.
Can I vote my shares by filling out and returning the Notice?
The Notice is not a valid ballot, proxy card or voting instruction form and cannot be voted. It will, however, provide instructions on how to vote over the Internet or telephone, or to request and return a signed paper proxy card or voting instruction form, as applicable, or to submit a ballot at the annual meeting.

How do I vote?
You may vote your shares by any of the following methods:
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By Internet — You may view proxy materials and vote online by following the instructions provided in the Notice or, if you have elected to receive a paper copy of the proxy materials, by following the instructions on your proxy card or voting instruction form.

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By Telephone — If you elected to receive your proxy materials by mail, you may vote by telephone by following the instructions on your proxy card or voting instruction form. If you did not elect to receive your proxy materials by mail, you may request a paper copy of the proxy materials by following the instructions provided in the Notice.

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By Mail — If you elected to receive your proxy materials by mail, you may vote by completing and returning a signed paper proxy card (if you are the registered holder of your shares) or by following the vote-by-mail instructions included on the voting instruction form provided by your broker, trustee or other nominee (if your shares are held beneficially in street name). If you did not elect to receive your proxy materials by mail, you may request the materials and vote accordingly.

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In Person at the Annual Meeting —

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Registered Holders.   As a registered holder, you have the right to vote in person at the annual meeting.

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Street Name Holders.   If you are a street name holder and you wish to vote in person at the meeting, you must obtain a “legal proxy” from your broker, trustee or other nominee that holds your shares, giving you the right to vote your shares in person at the meeting. On the day of the meeting, you will need to provide a copy of such legal proxy to obtain a ballot.

Even if you plan to attend the annual meeting, your plans may change, so please cast your vote in advance as soon as possible using one of the methods described in this proxy statement. Any stockholder attending the annual meeting may revoke an earlier vote by proxy and vote at the annual meeting.
How can I access the proxy materials over the Internet?
You can view the proxy materials related to the annual meeting on the website listed on your Notice. Please have your control number available. Your control number can be found on your Notice. If you requested and received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction form.
You also may access the proxy materials through our website at http://annualmeeting.kindermorgan.com.
What does it mean if I receive more than one Notice?
It means that you have multiple accounts at Computershare and/or with one or more brokers. Please vote using each control number to ensure that all your shares are voted.
How many votes do I have?
You have one vote for each share of common stock that you owned as of the close of business on the record date.
How many shares must be present to conduct the annual meeting?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding as of the close of business on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of the close of business on the record date, 2,248,023,083 shares of common stock were issued and outstanding. As a result, holders of at least 1,124,011,542 shares of common stock must be present in person or by proxy to constitute a quorum.

Your common stock will be counted as present at the annual meeting if you:
•
have properly submitted a proxy card or voting instruction form, as applicable, or voted over the Internet or telephone before the meeting; or

•
attend the meeting, if you are a registered holder or if you are a street name holder and have a legal proxy from your broker.

Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the annual meeting.
If my shares are held in a brokerage account, will my broker vote my shares for me?
Generally not. Your broker cannot use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of the selection of our independent registered public accounting firm. Therefore, it is important that you provide voting instructions to any broker holding shares on your behalf. Follow the directions on your Notice or voting instruction form regarding how to instruct your broker to vote your shares.
What happens if I do not specify a choice for a proposal when returning a proxy card or voting instruction form?
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Registered Holders.   If you are a registered holder and you sign and return a paper proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate of directors, for the approval of the amendment to our Certificate of Incorporation, for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 and for the approval, on an advisory basis, of the compensation of our named executive officers.

•
Street Name Holders.   If you are a street name holder and fail to provide voting instructions, your broker is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023. However, without your voting instructions, your broker may not vote on any of the other proposals, and a “broker non-vote” will occur, which means your vote will not be counted with respect to such matters.

Can I change my vote after I return my proxy card or voting instruction form?
•
Registered Holders.   If you are a registered holder, you may change your vote at any time before your proxy is voted at the annual meeting. You may do this in a number of ways. First, you may cast a new vote by telephone or the Internet, so long as you do so by the deadline of 11:59 p.m. Eastern Time on Tuesday, May 9, 2023. Second, you may complete and submit a new proxy card. Third, you may send a written notice stating that you would like to revoke your proxy. If you choose either of the latter two methods, you must submit your new proxy card or your notice of revocation to the attention of our corporate secretary (1001 Louisiana Street, Suite 1000, Houston, Texas 77002) so that it is received at or before the annual meeting. Finally, you may attend the annual meeting and vote in person at the meeting. Simply attending the meeting, without voting at the meeting, will not revoke your prior voting instructions.

•
Street Name Holders.   If you are a street name holder and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.

What vote is required to approve each item or, with respect to the advisory vote, to be considered the recommendation of the stockholders?
•
Election of Directors.   To be elected to the Board, a nominee must receive a majority of the votes cast, that is, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. An instruction to “ABSTAIN” with respect to any director means your shares will not be voted or counted in the total votes cast with respect to that director, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

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Amendment to Our Certificate of Incorporation.   For the approval of the amendment to our Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of our common stock is required. If you abstain or fail to vote on this proposal, it will have the same effect as if you voted against it. Shares represented by an instruction to “ABSTAIN” will be counted for purposes of determining whether there is a quorum.

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Other Items.   For each other item, the affirmative vote by holders of a majority of the votes cast is required for approval or to be considered the recommendation of the stockholders, as applicable. An instruction to “ABSTAIN” with respect to any such matter means your shares will not be voted or counted in the total votes cast with respect to such matter, although the shares represented by such instruction will be counted for purposes of determining whether there is a quorum.

•
Important Voting Information for Street Name Holders.   If you are a street name holder, your broker, trustee or other nominee will not be permitted to exercise voting discretion with respect to most of the matters to be acted upon. Thus, if you do not give your broker, trustee or other nominee specific instructions, your shares will not be voted on those matters and will not be counted in determining the number of shares voted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Please communicate your voting decisions to your broker, trustee or other nominee by the deadline stated in your voting instruction form so that your vote can be counted.

Could other matters be decided at the annual meeting?
If any other matters are properly presented at the annual meeting, your proxy, together with the other proxies received, will be voted at the discretion of the designated proxy holders. For further information, please see “Other Matters” in this proxy statement.
Do I have any dissenters’ rights?
No. Under the laws of the State of Delaware, dissenters’ rights are not available to our stockholders with respect to the matters to be voted on at the annual meeting.
Who can attend the annual meeting?
Due to space and security concerns, only stockholders as of the close of business on the record date or their duly appointed proxy holders may attend the annual meeting. We are not able to admit guests of either stockholders or proxy holders. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. local time, and seating will begin at 9:30 a.m. local time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Stockholders and proxy holders will be asked to present valid picture identification, such as a driver’s license or passport. Please note that if you hold your shares in street name, you will also need to bring a copy of the voting instruction form that you receive from your broker or other nominee in connection with the annual meeting or a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date.
Where can I find the voting results of the annual meeting?
The preliminary voting results will be announced at the meeting. The final results will be reported in a current report on Form 8-K that we will file with the SEC within four business days after the meeting.
Who will pay the expenses incurred in connection with the solicitation of my vote?
We will pay the cost of preparing these proxy materials and soliciting your vote. We also will pay the annual meeting expenses. In addition, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries transmit proxy materials to the street name holders, and we will reimburse them for their reasonable out-of-pocket expenses in transmitting such material.

If you vote over the Internet or telephone, any Internet access or telephone charges will be your responsibility.
How can I find more information about Kinder Morgan?
There are several ways. We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains these reports, proxy statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find the information we have filed with the SEC by reference to our corporate name or to our SEC file number, 001-35081.
You may locate copies of our filings by visiting our website at www.kindermorgan.com. You also may request a copy of our filings by contacting us at the following address and telephone number: Kinder Morgan, Inc., Investor Relations Department, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.
CORPORATE GOVERNANCE
Our Board is responsible to our stockholders for the oversight of the company. Our Board recognizes that effective corporate governance is critical to achieving our business goals while maintaining the trust and confidence of investors and other stakeholders, including employees, business partners and regulatory agencies. Our Board has adopted a set of Governance Guidelines that address the role, composition and functioning of the Board, which are posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.”
Corporate Governance Highlights
Our Board and the Nominating and Governance Committee periodically review and evaluate our system of corporate governance to ensure that the interests of our Board and management continue to align with the interests of our stockholders. A number of important elements of our corporate governance are described below.
Environmental, Social and Governance Reporting
We annually publish an Environmental, Social and Governance (ESG) Report. In July 2022, our Environmental, Health and Safety (EHS) Committee approved on behalf of the Board, and we published, our 2021 ESG Report, which builds and expands on our 2020 ESG report. We enhanced this report by adding a section on our energy and environmental justice initiatives and disclosing new metrics, including a breakdown of diverse participation in our leadership training and property taxes paid. The report additionally highlights our environmental and social policies and programs and details how potential climate-related risks and opportunities are addressed within the company. The report outlines our commitment to reducing methane emissions from our natural gas pipeline assets and other initiatives to reduce greenhouse gas emissions from our operations, including multiple emissions reduction projects and participating in research and development to monitor and quantify emissions. The report also outlines our pursuit of opportunities to address climate change, including investing in renewable natural gas, biodiesel, ethanol, and renewable diesel, and responsibly sourced natural gas transportation projects. Our report is aligned with the Sustainability Accounting Standards Board (SASB) standards and Task Force on Climate-related Financial Disclosures (TCFD) recommendations. KMI’s 2021 ESG Report is available at https://www.kindermorgan.com/Safety-Environment/ESG-Reports.
Annual Advisory Vote on Executive Compensation
In July 2018, consistent with the plurality of stockholders’ advisory votes at our 2018 Annual Meeting, our Board determined to hold an advisory vote of stockholders on the compensation of KMI’s named executive officers annually until 2024, when the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended (Exchange Act), or until our Board otherwise determines that a different frequency for such votes is in the best interests of KMI’s stockholders.

Proxy Access
Our Amended and Restated Bylaws include a “proxy access” bylaw provision under which a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. The Board adopted proxy access following support of the stockholder proposal submitted at our 2017 Annual Meeting by a majority of our stockholders and after substantial engagement with the stockholder proponent and our largest stockholders.
Majority Voting for Directors
Our Amended and Restated Bylaws provide that nominees for director will be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections. Our Governance Guidelines provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation, which will be considered by the Nominating and Governance Committee.
Stock Incentive Plan
KMI’s 2021 Amended and Restated Stock Incentive Plan (2021 Stock Incentive Plan) provides for a minimum vesting period of 36 months for stock-based awards made under the plan, subject to an exception for up to 10% of the shares available for awards (which 10% remains subject to a minimum vesting period of 12 months). The 2021 Stock Incentive Plan also includes “double trigger” change in control provisions generally requiring termination following a change in control for accelerated vesting of outstanding awards.
Stock Ownership Guidelines
We have stock ownership guidelines setting forth our Board’s expectation that each director and executive officer will continuously own KMI securities (including restricted stock and restricted stock units, or RSUs) with a value equal to a specified multiple of his or her annual retainer or base salary as specified below:
Title	Multiple of annual retainer or base salary, as applicable
Directors	3x
Chief Executive Officer	6x
All other Executive Officers	2x
Because our Chief Executive Officer currently receives only $1 of base salary per year, the guidelines provide that he or she will be expected to continuously own KMI securities with a value equal to at least six times the greater of (i) his or her base salary or (ii) the base salary of the highest paid executive officer. Directors and executive officers are expected to meet these guidelines within five years of the later of becoming a director or executive officer or the date of adoption of the guidelines. Until an executive officer has met the guidelines, he or she is expected to retain 50% of any shares of common stock received upon vesting of restricted stock or RSUs, net of amounts withheld to pay taxes.
The guidelines also prohibit directors, executive officers and persons residing in their households from holding KMI securities in margin accounts or entering into pledging transactions with respect to KMI securities. However, this prohibition does not extend to KMI securities owned by a director or executive officer in excess of the applicable minimum ownership guidelines or any securities with respect to which such person does not have a pecuniary interest. We believe that a blanket prohibition on pledging of shares may discourage retention of shares in excess of the required amounts under our stock ownership guidelines and that it is appropriate to allow some flexibility with respect to shares owned in excess of required amounts, particularly given the significant level of stock ownership by many of our directors and executive officers.

Prohibition on Hedging Transactions
Our policy on securities trading and handling of non-public information provides that directors and executive officers, as well as persons residing in their households, are prohibited from:
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purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of KMI securities, or

•
placing standing or limit orders for KMI securities (except for intra-day orders or pursuant to pre-approved 10b5-1 plans).

Clawback Policy
Our executive compensation clawback policy provides that cash and equity compensation paid to executive officers may, under certain circumstances, be recovered by KMI in the event of a restatement of KMI’s financial results.
Stockholder Engagement
We understand the importance of maintaining a robust stockholder engagement program. Each year, in addition to other significant stockholder engagement activities, executives and management from our investor relations, environmental, social, and governance and legal groups, among others, meet with stockholders on a variety of topics, including corporate governance, executive compensation, ESG reporting and other environmental, health and safety matters. We generally speak each year with representatives from our top institutional investors who hold, collectively, in excess of 20% of our outstanding shares of common stock to exchange ideas on these important topics. Overall, investors have expressed strong support for our governance and compensation practices and our approach to and performance on environmental, social, health and safety matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the company and our stockholders.
The Board of Directors
Each person listed below served on our Board in 2022 and is nominated for re-election to the Board at our 2023 Annual Meeting. On February 14, 2023, Perry M. Waughtal notified the Board that he would retire from the Board as of the date of our 2023 Annual Meeting and would not stand for re-election at the annual meeting. As a result, Mr. Waughtal’s name will not appear on the slate of directors to be elected at the annual meeting and the Board reduced its size to 14 members, effective as of such date.
In this section, when we refer to KMI, we also mean its predecessor companies prior to KMI’s initial public offering in February 2011. When we refer to “Kinder Morgan companies,” we mean one or more of KMI, companies acquired by KMI, and KMI’s formerly public subsidiaries, as described below.
Several of our directors and executive officers previously served as directors and/or officers of one or more of KMI’s predecessors. A number of our directors and executive officers also previously served as directors and/or officers of one or more of KMI’s formerly public subsidiaries, including Kinder Morgan G.P., Inc. (KMGP), the general partner of Kinder Morgan Energy Partners, L.P. (KMP), Kinder Morgan Management LLC (KMR), El Paso Pipeline GP Company, L.L.C. (EPB GP), the general partner of El Paso Pipeline Partners, L.P. (EPB), and/or Kinder Morgan Canada Limited (KML). KMI acquired El Paso Corporation (EP) on May 24, 2012, and some of the directors of that company joined the KMI Board. On November 26, 2014, we acquired all of the outstanding common units of EPB and KMP, and all of the outstanding common shares of KMR, that we and our subsidiaries did not already own. On December 16, 2019, KML was acquired by Pembina Pipeline Corporation.

Name	Age	Title
Richard D. Kinder	78	Director and Executive Chairman
Steven J. Kean	61	Director and Chief Executive Officer
Kimberly A. Dang	53	Director and President
Ted A. Gardner	65	Director
Anthony W. Hall, Jr.	78	Director
Gary L. Hultquist	79	Director
Ronald L. Kuehn, Jr.	87	Director
Deborah A. Macdonald	71	Director
Michael C. Morgan	54	Director
Arthur C. Reichstetter	76	Director
C. Park Shaper	54	Director
William A. Smith	78	Director
Joel V. Staff	79	Director
Robert F. Vagt	76	Director
Richard D. KinderDirector since 1999
Mr. Kinder is a director and the Executive Chairman of KMI. He served as Director, Chairman and Chief Executive Officer of KMI from 1999 until he became Executive Chairman in 2015. Mr. Kinder served as Director, Chairman and Chief Executive Officer of KMR from 2001 until 2014. He served as Director, Chairman and Chief Executive Officer of KMGP from 1997 until 2014. He served as Director, Chairman and Chief Executive Officer of EPB GP from 2012 until 2014. Mr. Kinder’s prior experience as Chief Executive Officer of the Kinder Morgan companies provides him with a familiarity with our strategy, operations and finances that is unmatched. In addition, we believe that Mr. Kinder’s significant equity ownership in our company aligns his economic interests with those of our other equity investors.
Steven J. KeanDirector since 2007
Mr. Kean is a director and the Chief Executive Officer of KMI. As previously announced, Mr. Kean will transition out of his role as Chief Executive Officer on August 1, 2023, but will continue to serve as a director. He has served as a director of KMI since 2007; as Chief Executive Officer since 2015; and as President from 2013 to 2018. He also served as Chairman of the Board and Chief Executive Officer of KML from 2017 until 2019. Mr. Kean has served in various management roles for the Kinder Morgan companies since 2002 and in senior executive roles since 2006. He was Executive Vice President and Chief Operating Officer of KMI from 2006 until 2013, when he was named President and Chief Operating Officer, and served in that capacity until he assumed the Chief Executive Officer role in 2015. Mr. Kean also served as President, Chief Operating Officer and a director of KMR, KMGP and EPB GP from 2013 until 2014. Mr. Kean received his Juris Doctor from the University of Iowa in 1985 and received a Bachelor of Arts degree from Iowa State University in 1982. Mr. Kean’s experience as one of our executives since 2002 provides him valuable management and operational expertise and a thorough understanding of our business operations and strategy.
Kimberly A. DangDirector since 2017
Ms. Dang is a director and the President of KMI. As previously announced, Ms. Dang will succeed Mr. Kean as Chief Executive Officer on August 1, 2023. She has served as a director of KMI since 2017 and has served in the role of President of KMI since 2018. She also served as a director of KML from 2017 until 2019. Ms. Dang has served in various management roles for the Kinder Morgan companies since 2001 and in senior executive roles since 2005, including as Vice President and Chief Financial Officer of KMI from 2005 to 2018 and as Vice President and Chief Financial Officer of KMR and KMGP from 2005 until 2014. Prior to Kinder Morgan, among other things, Ms. Dang spent six years working in real estate investment at Goldman Sachs. Ms. Dang holds a Master of Business Administration degree from the

J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University. Ms. Dang’s years of leadership as a Chief Financial Officer, together with her extensive business acumen, provide our Board with necessary strategic insight. Ms. Dang also provides a diverse perspective that is important to our Board.
Ted A. GardnerDirector since 2014
Mr. Gardner has served as a director of KMI since 2014. He served as director of KMR and KMGP from 2011 until 2014. Mr. Gardner has been a Managing Partner of Silverhawk Capital Partners since 2005. Formerly, he was a director of the predecessor of KMI from 1999 to 2007, was a director of Encore Acquisition Company from 2001 to 2010, a director of Athlon Energy Inc. from 2013 to 2014 and a director of Summit Materials Inc. from 2009 to May 2020. Mr. Gardner has served as a director of Incline Energy Partners, LP since 2015, and he served as a director of Spartan Energy Partners from 2010 until November 2021. He became chairman of the board of the general partner of CSI Compressco LP following its acquisition by Spartan Energy Partners in January 2021. We believe Mr. Gardner’s prior management, business and leadership experience, and his previous Board experience with KMI, provides us with the perspectives and judgment important to guiding our business strategies.
Anthony W. Hall, Jr.Director since 2012
Mr. Hall has served as a director of KMI since 2012. Previously, he served as a director of EP from 2001 until the closing of our acquisition of EP in 2012. Mr. Hall has been engaged in the private practice of law since 2010. He previously served as Chief Administrative Officer of the City of Houston from 2004 to 2010 and as the City Attorney for the City of Houston from 1998 to 2004. Prior to 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. Mr. Hall is the past Chairman of the Houston Endowment Inc. and served on its board of directors for 12 years. He is also Chairman of the Boulé Foundation. Mr. Hall’s extensive experience in both the public and private sectors, and his affiliations with many different business and philanthropic organizations, provides our Board with important insight from many perspectives. Mr. Hall’s 30 years of legal experience provides the Board with valuable guidance on governance issues and initiatives. As an African American, Mr. Hall also brings a diversity of experience and perspective that is welcomed by our Board.
Gary L. HultquistDirector since 2014
Mr. Hultquist has served as a director of KMI since 2014. He served as director of KMR from its formation in 2001 until 2014 and of KMGP from 1999 until 2014. Currently, Mr. Hultquist is active as a strategic and financial advisor to private and public technology companies and, since November 2020, he has been affiliated with Corporate Finance Associates Worldwide and its registered broker-dealer, Corporate Finance Securities, Inc. Mr. Hultquist served on the board of directors of Resolute Energy Corporation from 2014 until April 2019, also serving as chair of its compensation committee. Mr. Hultquist was a member of the board of directors and President of Kriisa Research, Inc., a development stage company pursuing renewable energy technology for the energy harvesting, smart device and internet of things markets, from 2017 to 2018. From 2013 until 2017, Mr. Hultquist was a Managing Director of Viant Group, LLC, an investment banking firm specializing in energy and technology. From 2009 until 2013, Mr. Hultquist was a Principal of NewCap Partners Inc., a FINRA-registered broker dealer and investment bank specializing in technology, mergers and acquisitions, and from 1995 until 2007, Mr. Hultquist was the Managing Director of Hultquist Capital, LLC, a San Francisco-based strategic and merger advisory firm. He also served as a director of NASDAQ-listed OnTrak Systems, Inc., from 1995 to 1997, including at its initial public offering and its subsequent merger with Lam Research Corporation. Mr. Hultquist also has served as a director of the Northwest Foundation, Inc., a non-profit university foundation, since 2017. Mr. Hultquist has over 20 years of experience as an investment banker and over 15 years’ experience practicing law. This combination of experience provides him an understanding of the business and legal risks applicable to us.
Ronald L. Kuehn, Jr.Director since 2014
Mr. Kuehn has served as a director of KMI since 2014. He served as a director of EPB GP from 2007 until 2014, and served as its Chairman from 2007 to 2012. Mr. Kuehn served as Chairman of the board of directors of EP from 2003 to 2009. He also served as Interim Chief Executive Officer of EP from March to September of 2003. Mr. Kuehn served as non-executive Chairman of the board of EP from 1999 to 2000 and as a director from 2001 to 2003. From 2001 to 2003, he was also a business consultant. Mr. Kuehn previously served as Chairman of the board of Sonat Inc. from 1986 and President and Chief Executive Officer from 1984 until his retirement in 1999. Mr. Kuehn formerly served on the boards of directors of Praxair, Inc. until 2008, Dun & Bradstreet Corporation until 2007 and Regions Financial Corporation until 2007. His knowledge and understanding of our industry provides the board with valuable strategic insight. Mr. Kuehn’s prior service on the boards of other publicly traded companies in our industry, including his service as interim CEO and Chairman of the board of EP, provides valuable experience which he can draw upon as a member of our Board.
Deborah A. MacdonaldDirector since 2011
Ms. Macdonald has served as a director of KMI since 2011. For the past 15 years, she has served on the boards of several private charitable organizations. Ms. Macdonald served as Vice President (President, Natural Gas Pipelines) of KMI from 2002 until 2005 and served as President of a subsidiary of KMI from 1999 until 2003. As a result of Ms. Macdonald’s prior service as an executive officer of KMI, she possesses a familiarity with our business operations, financial strategy and organizational structure which enhance her contributions to our Board. Ms. Macdonald also provides a diverse perspective that is important to our Board.
Michael C. MorganDirector since 2007
Mr. Morgan has served as a director of KMI since 2007 and as lead director of KMI since 2011. He served in various management roles for the Kinder Morgan companies from 1997 to 2004, including as President from 2001 until 2004. Mr. Morgan has been Chairman of Triangle Peak Partners, LP, a registered investment adviser and fund manager, since 2008, and was Chief Executive Officer from 2008 to 2022. He also has been President of Portcullis Partners, L.P., a private investment partnership, since 2004. Mr. Morgan has been a director of Sunnova Energy International (NYSE: NOVA), a residential energy and storage company, since 2015. He has served as a director and chair of the compensation committee of Stem, Inc. (NYSE: STEM), a smart energy storage company, since April of 2021. Previously, he served as Chairman of the board of directors of each of Star Peak Energy Transition Corp. (NYSE: STPK) from August 2020 until its merger with Stem, Inc. in April 2021 and Star Peak Corp. II (NYSE: STPC) from January 2021 until its merger with Benson Hill in September 2021. Mr. Morgan was a director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. from 2007 until 2008. As a result of Mr. Morgan’s prior service as an executive officer of KMI, he possesses a familiarity with our business operations, financial strategy and organizational structure which enhance his contributions to our Board.
Arthur C. ReichstetterDirector since 2014
Mr. Reichstetter has served as a director of KMI since 2014. He served as a director of EPB GP from 2007 until 2014. He has been a private investor since 2007. Mr. Reichstetter served as Managing Director of Lazard Freres from 2002 until his retirement in 2007. From 1998 to 2002, Mr. Reichstetter was a Managing Director with Dresdner Kleinwort Wasserstein, formerly Wasserstein Parella & Co. Mr. Reichstetter was a Managing Director with Merrill Lynch from 1993 until 1996. Prior to that time, Mr. Reichstetter worked as an investment banker in various positions at The First Boston Corporation from 1974 until 1993, becoming a managing director with that company in 1982. Mr. Reichstetter brings to the Board extensive experience in investment management and capital markets, as highlighted by his years of service at Lazard Freres, Dresdner Klienwort Wasserstein, Merrill Lynch and The First Boston Corporation. His leadership, together with technical expertise and extensive financial acumen provide our Board with necessary strategic insight and experience.
C. Park ShaperDirector since 2007
Mr. Shaper has served as a director of KMI since 2007. He was a director of KMR and KMGP from 2003 until 2013 and a director of EPB GP from 2012 until 2013. He served in various management roles for the Kinder Morgan companies from 2000 until 2013, when he retired as President. Mr. Shaper was elected as a director of Service Corporation International (NYSE: SCI) in May of 2022. He is also a director of Sunnova Energy International (NYSE: NOVA) and serves as chair of its audit committee. From 2007 until August 2021, he served as a trust manager of Weingarten Realty Investors and as the chair of its compensation committee. Mr. Shaper was a member of the board of directors of Star Peak Energy Transition Corp. (NYSE: STPK) from August 2020 until its merger with Stem, Inc. in April 2021 and Star Peak Corp II (NYSE: STPC) from January 2021 until its merger with Benson Hill in September 2021, and he served as the chair of their respective audit, compensation and nominating and governance committees. Mr. Shaper’s previous experience as our President, and as an executive officer of various Kinder Morgan entities, provides him valuable management and operational expertise and intimate knowledge of our business operations, finances and strategy.
William A. SmithDirector since 2014
Mr. Smith has served as a director of KMI since 2014. He served as a director of EPB GP from 2008 to 2014. From 2003 until his retirement as an active partner in 2012, Mr. Smith was a partner in Galway Group, L.P., an investment banking/energy advisory firm headquartered in Houston, Texas. In 2002, Mr. Smith retired from EP, where he was an Executive Vice President and Chairman of El Paso Merchant Energy’s Global Gas Group. Mr. Smith had a 29-year career with Sonat Inc. prior to its merger with EP in 1999. At the time of the merger, Mr. Smith was Executive Vice President and General Counsel. He previously served as Chairman and President of Southern Natural Gas Company and as Vice Chairman of Sonat Exploration Company. Mr. Smith served as a director of Eagle Rock Energy G&P LLC from 2004 until the sale of that company in 2015. Mr. Smith previously served on the board of directors of Maritrans Inc. until 2006. With over 40 years of experience in the energy industry, Mr. Smith brings to the Board a wealth of knowledge and understanding of our industry, including valuable legal and business expertise. His experience as an executive and attorney provides the Board with an important skill set and perspective. In addition, his experience on the board of directors of other domestic and international energy companies further augments his knowledge and experience.
Joel V. StaffDirector since 2011
Mr. Staff has served as a director of KMI since 2011. Since 2007, Mr. Staff has been a private investor. Mr. Staff was Chief Executive Officer of Reliant Energy, Inc. from 2003 until his retirement in 2007. He also served as Reliant Energy, Inc.’s Chairman of the board from 2003 to 2008 and Executive Chairman of the board from 2008 until his retirement from the board in 2009. Mr. Staff was a director of Ensco International Incorporated between 2002 and 2008. Mr. Staff’s experience as a senior executive in the energy industry provides him with an understanding of many of the issues we encounter, enhancing his contributions to our Board.
Robert F. VagtDirector since 2012
Mr. Vagt has served as a director of KMI since 2012. He served as a director of EP from 2005 until we acquired it in 2012. Mr. Vagt has served as a member of the board of directors and as lead independent director of Equitrans Midstream Corp. (NYSE: ETRN) since its spin-out from EQT Corporation in November 2018. He previously served as a member of the board of directors of EQT Corporation from 2017 to November 2018 and as Chairman of the board of directors of Rice Energy Inc. from 2014 until its acquisition by EQT Corporation in 2017. Mr. Vagt served as President of The Heinz Endowments from 2008 through 2014. Prior to that time, he served as President of Davidson College from 1997 to 2007. Mr. Vagt served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, he served as President, Chairman and Chief Executive Officer of Global Natural Resources. Mr. Vagt served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, he served in various positions with Adobe Resources Corporation and its predecessor entities. Mr. Vagt’s professional background in both the public and private sectors make him an important advisor and member of our Board. Mr. Vagt brings to our Board operations and management expertise in both the public and private sectors. In addition, Mr. Vagt provides our Board with a welcome diversity of perspective gained from his service as an executive officer of multiple energy companies, the president of a major charitable foundation, and the president of an independent liberal arts college.

Summary of Board Committees
The Board has established standing committees to assist it in carrying out its duties, and we describe the Audit Committee, the Compensation Committee, the EHS Committee and the Nominating and Governance Committee, their respective membership during 2022 and their principal responsibilities below.
The following directors are members of the Audit, Compensation, EHS and/or Nominating and Governance Committees as indicated.
Name	Audit Committee	Compensation Committee	EHS Committee	Nominating and Governance Committee
Mr. Gardner			X	Chair
Mr. Hall			X	X
Mr. Hultquist		X	X
Mr. Kuehn				X
Ms. Macdonald	X	Chair
Mr. Reichstetter	X
Mr. Smith		X
Mr. Staff	Chair	X
Mr. Vagt	X		Chair
Mr. Waughtal*	X

*
Mr. Waughtal will retire from the Board as of the date of our 2023 Annual Meeting.

Independence of Board Members
Our Board has affirmatively determined that, based on consideration of relevant facts and circumstances, each of our directors, other than Messrs. Kinder and Kean and Ms. Dang, has no material relationship with us and is independent, as that term is used in the New York Stock Exchange (NYSE) Listed Company Manual and as described in our Governance Guidelines. In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee is independent for purposes of membership on such committees.
In making its independence determinations, the Board considered the following relationship among our directors and found that it was not material and, thus, did not impair the affected directors’ independence from us: Mr. Morgan is chairman of Triangle Peak Partners, LP, a registered investment advisor and fund manager which manages investments for clients, including for Messrs. Kinder and Shaper. The amounts invested with Triangle Peak Partners by Messrs. Kinder and Shaper represent, in each case, insignificant percentages of their personal wealth, and the fees earned by Mr. Morgan are immaterial relative to Mr. Morgan’s personal wealth.
Board Leadership Structure and Lead Director
The offices of Chairman of our Board and Chief Executive Officer are separate. Richard D. Kinder has served as Executive Chairman of the Board and Steven J. Kean has served as our Chief Executive Officer since June 2015. We expect this leadership structure will be maintained following Mr. Kean’s transition out of the CEO role announced in January 2023. Mr. Kean will step down as CEO on August 1, 2023 and will continue to serve as a director. Mr. Kean will be succeeded as CEO by Kimberly A. Dang, KMI’s current President, and Ms. Dang will be succeeded by Tom Martin, KMI’s current Executive Vice President. The three-member Office of the Chair consists of Mr. Kinder, Mr. Kean and Ms. Dang, and beginning August 1, 2023, we expect the Office of the Chair will consist of Mr. Kinder, Ms. Dang and Mr. Martin.
Our Board has in place the following measures, in addition to those discussed above under “— Corporate Governance Highlights,” to ensure that we maintain high standards of corporate governance:

•
Twelve of our 15 directors are independent, as described above;

•
Mr. Morgan, one of our independent directors, has been appointed by the Board as lead director. In his role as lead director, Mr. Morgan is responsible for moderating executive sessions of the Board’s non-employee directors, acting as principal liaison between the non-employee directors and the Executive Chairman on matters dealt with in such sessions, and evaluating, along with the other independent directors, the Chief Executive Officer’s performance and presenting such evaluation to the Chief Executive Officer;

•
Our Audit Committee, Compensation Committee and Nominating and Governance Committee are composed entirely of and chaired by non-employee directors who meet the independence requirements of the NYSE and our Governance Guidelines;

•
Four of the five members of our Audit Committee qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K;

•
The Compensation Committee and the rest of our independent directors annually review the Chief Executive Officer’s performance and compensation;

•
The Nominating and Governance Committee is responsible for succession planning for senior management, including the Chief Executive Officer;

•
Non-employee directors meet regularly, without the participation of our senior management, to review matters concerning the relationship of the Board with members of our management and such other matters as the lead director and participating directors may deem appropriate; and

•
Each year, the Nominating and Governance Committee conducts a review and evaluation of the conduct and performance of the Board and its committees based upon completion by each director of an evaluation form, or upon such interviews of directors or other methods as the Nominating and Governance Committee believes appropriate and suitable for eliciting the relevant information.

The Board’s Role in Risk Oversight
Our Board has oversight responsibility with regard to assessment of the major risks inherent in our business and measures to address and mitigate such risks. While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors. In addition, the Audit Committee receives quarterly briefings regarding our cybersecurity risk and our cybersecurity management program and initiatives. The Compensation Committee likewise assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with compensation program design, including reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Governance Committee assists the Board with oversight of risk management relating to corporate governance, Board organization and Board membership. The EHS Committee assists the Board with oversight of risk management relating to environmental, health and safety matters, including reviewing with management our reputation as a responsible corporate citizen and our efforts to employ sustainable business practices and related ESG reporting.
Each director has full access to senior management, information about our operations, and our outside advisors. Generally, the Board receives training at least annually from our outside advisors on one or more topics selected by the Board. In 2022, the Board received training on cybersecurity and ESG matters, in addition to other topics.
Meeting Attendance
Our Board held nine meetings during 2022. Each member of our Board attended at least 75% of his or her aggregate Board and committee meetings, and the average attendance level of our Board members in 2022 was over 98%.

Committees of the Board
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, composed of Ms. Macdonald and Messrs. Reichstetter, Staff, Vagt and Waughtal. Mr. Staff is the chair of the Audit Committee, and Messrs. Reichstetter, Staff, Vagt and Waughtal have each been determined by the Board to be an “audit committee financial expert.” The Board has determined that all of the members of the Audit Committee are independent as described under the relevant standards. The Audit Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Audit Committee met eight times during 2022.
The Audit Committee’s primary purposes are to:
•
monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

•
select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided to us, consistent with all applicable laws, by our external auditors, and establish the fees and other compensation to be paid to our external auditors;

•
monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function;

•
establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board; and

•
monitor our compliance with legal and regulatory requirements.

Audit Matters
The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the years ended December 31, 2022 and 2021:
	Year Ended December 31,
	2022	2021
Audit fees(a)	$8,465,000	$8,295,000
Audit related fees	37,959	37,974
Tax fees(b)	626,049	57,916
All other fees(c)	290,000	375,000
Total	$9,419,008	$8,765,890

(a)
Includes fees for integrated audit of annual financial statements and internal control over financial reporting, reviews of the related quarterly financial statements and reviews of documents filed with the SEC. 2022 and 2021 amounts include fees of $3,065,000 and $3,060,000, respectively, for audits of certain GAAP and Federal Energy Regulatory Commission stand-alone financial statements.

(b)
Includes fees billed for professional services rendered for tax matters, including Internal Revenue Service assistance, and for general state, local and foreign tax compliance and consulting services.

(c)
Includes fees associated with pre-assurance and limited assurance services for selected Sustainability Assurance Standards Board (SASB) metrics in 2022 and 2021.

All services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations, and were pre-approved by our Audit Committee. The Audit Committee has reviewed the external auditors’ fees for audit and non-audit services for the year ended December 31, 2022. The Audit

Committee has also considered whether such non-audit services are compatible with maintaining the external auditors’ independence and has concluded that they are compatible at this time.
Furthermore, the Audit Committee is responsible for reviewing the external auditors’ proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve disagreements between our management and our external auditors regarding financial reporting, and regularly reviews with the external auditors any problems or difficulties the auditors encounter in the course of their audit work. The Audit Committee, at least annually, uses reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items):
•
the auditors’ internal quality-control procedures;

•
any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors;

•
the independence of the external auditors; and

•
the aggregate fees billed by our external auditors for each of the previous two fiscal years.

Report of Audit Committee
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the communications of PricewaterhouseCoopers LLP with the Audit Committee. The Audit Committee has had discussions with and received written communications from PricewaterhouseCoopers LLP regarding the firm’s independence from the company and our management.
Based on the review and discussions described in the prior paragraph, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
This report is respectfully submitted by the Audit Committee of the Board.
Audit Committee
Deborah A. Macdonald
Arthur C. Reichstetter
Joel V. Staff
Robert F. Vagt
Perry M. Waughtal
Compensation Committee
Our Board’s Compensation Committee is currently composed of four directors, each of whom our Board has determined to be independent under the relevant standards. The Compensation Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Compensation Committee met two times during 2022.
The Compensation Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Board desires to provide a compensation program for officers and key management personnel under which they are effectively compensated in terms of salaries, supplemental compensation and other benefits on a basis that is internally equitable and externally competitive. Therefore, the committee’s primary purposes are to:

•
review and recommend to our independent directors or our Board, or determine, as the case may be, the annual salary, bonus, stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other elected members of senior management;

•
review new executive compensation programs;

•
assess and monitor our director compensation programs;

•
review, on a periodic basis, the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;

•
take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;

•
produce an annual report on executive compensation for inclusion in our proxy statement; and

•
periodically review and assess our compensation and benefits for employees generally.

Please refer to “Compensation Discussion and Analysis — Elements of Compensation” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations. The Compensation Committee has the sole authority to retain compensation consultants to advise it as it determines to be necessary or appropriate, but did not retain or pay fees to any compensation consultants in 2022. Per its charter, the Compensation Committee has no authority to delegate the responsibilities specified in its charter.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is composed of Ms. Macdonald and Messrs. Hultquist, Smith and Staff, with Ms. Macdonald serving as chair of the committee. From 1999 to 2003, Ms. Macdonald was an executive officer of the company. During 2022, none of our executive officers served on the board of directors of another entity which employed any of the members of our Board.
Report of Compensation Committee
The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis for the year ended December 31, 2022 set forth below under “Executive Compensation.” Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the proxy statement for the annual meeting.
This report is respectfully submitted by the Compensation Committee of the Board.
Compensation Committee
Gary L. Hultquist
Deborah A. Macdonald
William A. Smith
Joel V. Staff
EHS Committee
The EHS Committee is composed of Messrs. Gardner, Hall, Hultquist and Vagt, with Mr. Vagt serving as the chair of the committee. The EHS Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The EHS Committee met two times in 2022.
The EHS Committee assists the Board in overseeing management’s establishment and administration of our company’s EHS policies, programs, procedures and initiatives, including those that promote the safety and health of our employees, contractors, customers, the public and the environment. The committee also periodically reviews with management our company’s reputation as a responsible corporate citizen and our efforts to employ sustainable business practices consistent with our company’s business purpose and values. Additionally, the Board has delegated to the EHS Committee responsibility over all matters relating to ESG reporting, including the review and approval of our ESG Report.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. Gardner, Hall and Kuehn, with Mr. Gardner serving as the chair of the committee. Our Board has determined that each of the committee members is independent under the relevant standards. The Nominating and Governance Committee has a written charter adopted by our Board, which is posted on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us.” The Nominating and Governance Committee met two times in 2022.
The Nominating and Governance Committee’s primary purposes are to:
•
make recommendations regarding the size of our Board, to the extent the size of the Board may be changed in accordance with our bylaws;

•
identify individuals qualified to become members of our Board, and recommend director nominees to our Board for election at our annual meeting of stockholders;

•
identify from among the members of our Board and report to our Board on individuals recommended to serve as members of the various committees of our Board;

•
annually reevaluate our Governance Guidelines and recommend to our Board any changes that the Nominating and Governance Committee deems necessary or appropriate; and

•
periodically evaluate our Board’s and committees’ performances.

Board Qualifications, Diversity, Core Competencies and Size
Our Governance Guidelines require that our Board reflect the following characteristics:
•
each director should be:

•
a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;

•
knowledgeable, or willing to become so quickly, in the critical aspects of our business and operations; and

•
experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;

•
a majority of the directors are to meet the standards of independence as prescribed in our Governance Guidelines and the NYSE rules; and

•
our Board should encompass a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.

In its evaluation of possible candidates for service on our Board, the Nominating and Governance Committee considers the characteristics outlined above in addition to the following:
•
a candidate’s experience, knowledge, skills, integrity, independence (as described in our Governance Guidelines), expertise, commitment to our core values, relationship with us, ownership of our equity securities, service on other boards, willingness to commit the required time and ability to work as part of a team;

•
the current mix of viewpoints, backgrounds, skills, experience and expertise on our Board; and

•
the results of our Board’s annual self-evaluation.

Our Board believes that diversity, including race, gender, culture, skills, experience, thought and geography, is an important attribute of a well-functioning board. The Nominating and Governance Committee is responsible for advising our Board on matters of diversity and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Over time our Board’s intention is to decrease the size of the Board and enhance the gender and racial diversity of the Board. Our Board believes that it should be comprised of directors with experience in a mix of core competencies that contribute to a well-functioning board that effectively oversees our strategy and management, including:
Industry/Operational Experience
Directors with senior leadership experience in the energy storage and transportation industry add valuable perspective on operational matters, assessment of business opportunities and other issues specific to our business.
CEO or Senior Officer Experience
Directors who have served as a CEO or another “C-Level” executive of a publicly traded entity or large private company, or who have overseen a substantial business segment of a company, have developed judgment, perspective and independence of thought that is important to the Board’s strategic decision making process.
Service on Other Public Company Boards
Directors who currently serve or have served on the boards of other publicly traded entities or large private companies provide experience and perspective to our Board regarding best practices in governance and the function of the Board.
Accounting and Financial Reporting Expertise
Directors with an understanding of accounting and financial reporting matters lead our Audit Committee, and provide perspective with respect to assessing our financial performance and monitoring the integrity of our financial reporting process.
Corporate Finance Expertise
Directors with experience in corporate finance assist in evaluating our capital structure and advise on capital markets transactions and other financing related strategies for generating value for our stakeholders.
Capital Allocation Expertise
Our ability to generate value for stakeholders also depends on its ability to strategically and responsibly allocate capital, including on expansion projects, acquisitions and divestitures, share repurchases and debt repayment. Accordingly, directors with experience in such capital allocation activities provide valuable insight in the Board’s decision making.
Regulatory and Environmental, Health and Safety Expertise
Portions of our businesses are heavily regulated, and operating our business in compliance with applicable laws and with a view toward the preservation of the environment is critical. Directors with experience in regulatory, environmental, health and safety matters assist in ensuring that we operate in accordance with best practices regarding regulatory and environmental matters and that the environment and safety are properly weighed in Board decision making.
Legal Expertise
The transactions in which the company engages and the ordinary operation of its business frequently involve complex legal considerations. Directors with a legal background supplement the skills of our General Counsel’s staff and provide valuable insight in assessing legal risk.

Risk Management Expertise
Directors with experience assessing major risks inherent in business and identifying measures to address and mitigate such risks.
Energy Transition Expertise
We are participating in the energy transition (for example, establishing our energy transition ventures group and acquiring businesses in the renewable natural gas space, as well as utilizing and/or planning for the utilization of our existing assets for the transportation/storage of renewable liquids, carbon capture utilization and storage (CCUS) and hydrogen transportation), and our directors with experience involving renewables and alternative energy businesses provide perspective, guidance and oversight in our energy transition efforts.
Gender, Ethnic or other Diversity
Directors whose race, ethnicity or gender may be underrepresented on corporate boards bring an important diversity of perspective to the Board.
Director Skills Matrix
Name	Industry/ Operational Experience	CEO or C-Level Executive	Other Public Company Boards	Accounting and Financial Reporting Expertise	Corporate Finance Expertise	Capital Allocation Expertise	Regulatory and EHS Expertise	Legal Expertise	Risk Management Expertise	Energy Transition Expertise	Gender Diversity	Ethnic or other Diversity
Mr. Kinder	X	X	X		X	X	X	X	X
Mr. Kean	X	X	X		X	X	X	X	X
Ms. Dang	X	X		X	X	X	X		X		X
Mr. Gardner			X		X	X			X
Mr. Hall			X					X	X			X
Mr. Hultquist			X	X	X	X	X	X	X	X
Mr. Kuehn	X	X	X		X	X		X	X
Ms. Macdonald	X	X				X	X	X	X		X
Mr. Morgan	X	X	X	X	X	X			X	X
Mr. Reichstetter			X	X	X	X			X
Mr. Shaper	X	X	X	X	X	X			X	X
Mr. Smith	X	X	X		X	X		X	X
Mr. Staff	X	X	X	X	X	X			X
Mr. Vagt	X	X	X	X	X	X	X		X
Mr. Waughtal*		X	X	X	X	X			X

*
Mr. Waughtal will retire from the Board as of the date of our 2023 Annual Meeting.

Identifying and Evaluating Nominees for Directors
The Nominating and Governance Committee seeks, screens and identifies individuals qualified to become Board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other Board members, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies on the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the

Governance Guidelines; recommends approval by the entire Board of each selected nominee for election as a director; and approves extending an invitation to join our Board if the invitation is proposed to be extended by any person other than the chair of the Nominating and Governance Committee.
The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by following the procedures described under “Additional Information — Stockholder Proposals and Director Nominations for Our 2024 Annual Meeting.” In addition, the stockholder should provide such other information as such stockholder may deem relevant for the Nominating and Governance Committee’s evaluation.
The chair of the Nominating and Governance Committee has discretion to determine whether the recommendation should be brought to the attention of the full Board and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our corporate secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, make changes.
Material Legal Proceedings
There are no material legal proceedings to which any director, officer or affiliate of ours, or any record or beneficial owner of more than 5% of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.
Contributions to Charitable Organizations
In none of the last three fiscal years have we made payments to or received payments from any tax-exempt organization of which any of our independent directors is an employee, or an immediate family member of such director is an executive officer, that exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenue.
Annual Meeting Attendance
Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we invite them to attend. Four of our non-executive directors attended the 2022 Annual Meeting.
Stockholder Communications with Our Board
Interested parties may contact our lead director, Mr. Morgan, the chairperson of any of the Board’s committees, the independent directors as a group or the full Board by mail to Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, or by e-mail to our investor relations department within the “Contact Us” section of our website at www.kindermorgan.com. Any communication should specify the intended recipient.
All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay communications to the appropriate director or directors unless our investor relations department determines that the communication:
•
does not relate to our business or affairs or the functioning or Governance Guidelines of our Board or the functioning or charter of any of its committees;

•
relates to routine or insignificant matters that do not warrant the attention of our Board;

•
is an advertisement or other commercial solicitation or communication;

•
is frivolous or offensive; or

•
is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. We will retain copies of communications received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
Additional Corporate Governance Information
We make available free of charge, on our website at www.kindermorgan.com in the “Governance” sub-section of the section entitled “About Us,” the Governance Guidelines, the charters of the Audit Committee, Compensation Committee, EHS Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics (which applies to senior financial and accounting officers and the Chief Executive Officer, among others). We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver from a provision of that code granted to our executive officers or directors, in each case that would otherwise be disclosed on Form 8-K, on our website within four business days following such amendment or waiver.
The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.
No Incorporation by Reference
The Report of the Audit Committee, the Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, except to the extent we specifically incorporate either such report or the performance graph by reference therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Approval Policy
Our written policy requires transactions that are reportable under Item 404(a) of Regulation S-K, among others, to be approved or ratified by the non-interested members of the Audit Committee. Any transaction to which we were, or are proposed to be, a party that involves an amount exceeding $120,000, and in which a director or executive officer (or such person’s immediate family member) has a material interest (a “related party transaction”) would be subject to this approval requirement. We expect that the Audit Committee would consider, among other things, the nature, size and terms of the transaction, the extent of the interest of the related party in the proposed transaction and the existing relationship of the parties to the proposed transaction.
Shareholders Agreement
In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the “Investors,” which include Richard D. Kinder, an investment entity affiliated with our director Michael C. Morgan, other members of our management and investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (Sponsor Investors).
None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply and are not described below. For example, Mr. Kinder and the Sponsor Investors previously had rights under the shareholders agreement to appoint some of the nominees for our Board and to have their nominees serve on certain committees of the Board, but these rights have terminated.
Registration Rights
The shareholders agreement contains registration rights provisions under which we may be required to register the sale of shares of common stock owned by Mr. Kinder that were issued upon the conversion of his Class A shares and Class B shares. Under the registration rights provisions, Mr. Kinder will have the right to require that we register resales of such shares of common stock having an aggregate value of at least $200 million, or such lesser amount that represents all of his remaining shares. We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of:
•
a regular quarterly blackout period when our directors and executive officers are not permitted to trade; or

•
a 30-day period (which we may not invoke more than twice in any 12-month period) if the registration would cause the disclosure of specified types of non-public information.

The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of common stock having an aggregate value of at least $500 million.
We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.
We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling shareholder’s affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Other Provisions
The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock. Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by specified shareholders party thereto if they own specified amounts of our capital stock or if the amendment would modify their rights or obligations adversely and differently from other holders of the same class or classes of capital stock.
Other Transactions
Under our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or those other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the General Corporation Law of the State of Delaware. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such persons against such liability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of the close of business on March 13, 2023, information known to us regarding the beneficial ownership of our common stock by:
•
each of our directors, each of our named executive officers identified in “Executive Compensation” and all of our directors and executive officers as a group, and

•
each person known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated. Except as otherwise indicated, the address for each of the following is c/o Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002.
	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	% of Class(a)
Richard D. Kinder(b)	257,086,579	11.44
Steven J. Kean(c)	7,253,373	*
Kimberly A. Dang(d)	2,454,573	*
Ted A. Gardner(e)	503,633	*
Anthony W. Hall, Jr.	47,260	*
Gary L. Hultquist	42,513	*
Ronald L. Kuehn, Jr.(f)	146,006	*
Deborah A. Macdonald	50,608	*
Michael C. Morgan(g)	4,097,898	*
Arthur C. Reichstetter	107,507	*
C. Park Shaper(h)	9,611,157	*
William A. Smith(i)	47,668	*
Joel V. Staff(j)	116,585	*
Robert F. Vagt(k)	45,609	*
Perry M. Waughtal	299,293	*
James E. Holland(l)	336,203	*
David P. Michels(m)	85,663	*
Dax A. Sanders(n)	297,531	*
Directors and executive officers as a group (25 persons)(o)	284,106,573	12.64
The Vanguard Group(p)	172,397,514	7.67
BlackRock, Inc.(q)	164,259,459	7.31
State Street Corporation(r)	142,367,642	6.33

*
Represents ownership of less than 1%.

(a)
Based on 2,248,023,083 shares of common stock outstanding as of March 13, 2023.

(b)
Includes 61,479 shares owned by Mr. Kinder’s wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 11,812,747 shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial or pecuniary interest in these shares. Includes 40,000,000 shares held in a margin account and pledged as security for a margin loan utilized by Mr. Kinder solely for the purchase of additional shares of our common stock, 10,000,000 shares of which had been purchased by Mr. Kinder under such arrangement as of March 13, 2023.

(c)
Includes 265,000 shares owned by Mr. Kean’s wife. Mr. Kean disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 215,793 shares owned by a charitable foundation of which Mr. Kean is a member of the board of directors and shares voting and investment power. Mr. Kean disclaims any beneficial ownership in the shares owned by the charitable foundation. Excludes 1,030,338 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2023.

(d)
Includes 2,026,048 shares held by a limited partnership of which Ms. Dang controls the voting and disposition power. Ms. Dang disclaims 10% of any beneficial or pecuniary interest in these shares. Excludes 198,808, 228,964 and 288,851 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2023, July 31, 2024 and July 31, 2025, respectively.

(e)
Includes 1,860 restricted shares subject to forfeiture until July 17, 2023. Includes 196,610 shares held by a family limited liability company. Mr. Gardner disclaims 99% of any beneficial ownership of such shares.

(f)
Includes 25,717 shares held by Mr. Kuehn’s spouse. Mr. Kuehn disclaims any and all beneficial or pecuniary interest in the shares owned by his spouse.

(g)
Includes 3,660,000 shares owned by Portcullis Partners, LP, a private investment partnership. Mr. Morgan is President of Portcullis Partners, LP and has sole voting and dispositive power with respect to such shares. Also includes 437,898 shares owned by trusts for which Mr. Morgan has voting and dispositive power. An aggregate of 2,600,000 shares held by Portcullis Partners, LP are held in either a margin account or an account that serves as collateral for a line of credit.

(h)
Includes 457,784 shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 98% of any beneficial or pecuniary interest in these shares. Also includes 7,500,000 shares held by a limited liability company with respect to which Mr. Shaper controls the voting and disposition power and 50,000 shares held by a charitable foundation with respect to which Mr. Shaper shares voting and disposition power. Mr. Shaper disclaims any beneficial ownership of the shares held by the charitable foundation.

(i)
Includes 19,581 shares held by Mr. Smith’s spouse. Mr. Smith disclaims any and all beneficial or pecuniary interest in the shares held by his spouse.

(j)
Includes 7,500 restricted shares subject to forfeiture until July 17, 2023.

(k)
Includes 1,860 restricted shares subject to forfeiture until July 17, 2023.

(l)
Excludes 115,971, 100,172 and 108,319 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2023, July 31, 2024 and July 31, 2025, respectively.

(m)
Excludes 53,016, 57,241 and 86,656 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2023, July 31, 2024 and July 31, 2025, respectively.

(n)
Excludes 99,404, 85,862 and 108,319 RSUs subject to forfeiture and voting restrictions that lapse on July 31, 2023, July 31, 2024 and July 31, 2025, respectively. 216,604 shares are pledged by Mr. Sanders as collateral for a line of credit that is undrawn as of the date of this proxy statement.

(o)
See notes (b) through (n). Also includes 280,072 shares held indirectly, in respect of which shares the executive officers disclaim all or a portion of any beneficial or pecuniary interest. Includes 19,719 shares held in a margin account in the name of an executive officer other than the named executive officers, no margin loans in respect of which were outstanding as of March 13, 2023. Excludes an aggregate of 1,617,815 RSUs held by executive officers other than the named executive officers, which RSUs are subject to forfeiture and voting restrictions that lapse at various times from July 2023 through July 2025.

(p)
Based on a Schedule 13G/A filed with the SEC by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, on February 9, 2023, reflecting beneficial ownership as of December 31, 2022, The Vanguard Group has shared voting power as to 3,714,616 shares of common stock, sole dispositive power as to 163,241,988 shares of common stock and shared dispositive power as to 9,155,526 shares of common stock.

(q)
Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, on March 7, 2023, reflecting beneficial ownership as of December 31, 2022, BlackRock, Inc. has sole voting power as to 152,949,923 shares of common stock and sole dispositive power as to 164,259,459 shares of common stock.

(r)
Based on a Schedule 13G filed with the SEC by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, on February 8, 2023, reflecting beneficial ownership as of December 31, 2022, State Street Corporation has shared voting power as to 125,574,168 shares of common stock and shared dispositive power as to 142,233,761 shares of common stock.

Equity Compensation Plan Information
The following table sets forth information regarding our current equity compensation plans as of December 31, 2022.
Plan Category	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(a)	27,567,728
Equity compensation plans not approved by security holders(b)	963,610
Total	28,531,338

(a)
Consists of common stock issuable under the 2021 Amended and Restated Stock Incentive Plan described under “Executive Compensation.”

(b)
Consists of common stock issuable under the Second Amended and Restated Stock Compensation Plan for Non-Employee Directors described under “Director Compensation.”

Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2022.

EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers as of the date of this proxy statement.
As mentioned in “Corporate Governance — The Board of Directors” beginning on page 7 of this proxy statement, several of our executive officers previously served as directors and/or officers of one or more of KMI’s predecessors, and several also previously served as directors and/or officers of one or more of KMI’s acquired companies and formerly public subsidiaries, including EP, EPB GP, KMGP, KMR, and KML, which we refer to collectively as “Kinder Morgan companies.”
Name	Age	Position
Richard D. Kinder	78	Director and Executive Chairman
Steven J. Kean	61	Director and Chief Executive Officer
Kimberly A. Dang	53	Director and President
Anthony B. Ashley	51	Vice President (President, CO2 and President, Energy Transition Ventures)
Kevin Grahmann	40	Vice President, Corporate Development
James E. Holland	60	Vice President and Chief Operating Officer
Catherine C. James	57	Vice President and General Counsel
Thomas A. Martin	61	Executive Vice President
Denise R. Mathews	67	Vice President and Chief Administrative Officer
David P. Michels	44	Vice President and Chief Financial Officer
Sital K. Mody	52	Vice President (President, Natural Gas Pipelines)
Dax A. Sanders	48	Vice President (President, Products Pipelines)
John W. Schlosser	60	Vice President (President, Terminals)
For biographical information concerning Messrs. Kinder and Kean and Ms. Dang, please see “Corporate Governance — The Board of Directors” beginning on page 7 of this proxy statement.
Anthony B. Ashley was elected Vice President (President, CO2 and President, Energy Transition Ventures) of KMI in June 2022. He served as Vice President, Energy Transition Ventures from that team’s formation in February 2021 until appointment to his current role. From April 2018 until February 2021, he was Treasurer and Vice President of Investor Relations of KMI and had been Treasurer since 2013. Mr. Ashley joined EP in 1998 and held a variety of positions in finance and business development prior to KMI’s acquisition of EP in 2012. Prior to receiving his master’s degree, he worked at JP Morgan Chase. Mr. Ashley holds a master’s degree from the Jones Graduate School of Business at Rice University and a bachelor’s degree in money, banking and finance from the University of Birmingham, United Kingdom.
Kevin Grahmann was elected Vice President, Corporate Development in July 2020. Mr. Grahmann joined Kinder Morgan’s Corporate Development group in 2012 and was named a Vice President within the group in July 2017. Prior to joining Kinder Morgan, he served in various business development and corporate development roles at EP and Exterran, Inc. He previously worked at J.P. Morgan in investment banking. Mr. Grahmann holds a master’s degree in business administration from the University of Chicago Booth School of Business and a bachelor’s degree in economics from Rice University.
James E. Holland was elected Vice President and Chief Operating Officer of KMI in July 2020. Mr. Holland served as Vice President (President, Products Pipelines) of KMI from July 2017 to July 2020, and served as Vice President of technical services for Kinder Morgan’s Products Pipelines group from 2012 to July 2017. Mr. Holland joined Kinder Morgan over 25 years ago and, prior to 2012, held various operations and engineering positions in our Products Pipelines group. Mr. Holland holds bachelor’s degrees in chemistry and biology from New Mexico State University.
Catherine C. James was elected Vice President and General Counsel of KMI in February 2019. Previously, Ms. James served as Executive Vice President and General Counsel of Dynegy, Inc. from September 2011 until Vistra acquired Dynegy in April 2018. Ms. James held various key legal roles at NRG Energy, Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron. She serves on the Board of the Friends of Fondren Library of Rice University and is a member of the Junior League of

Houston. Ms. James earned a Bachelor of Arts degree from Smith College and Juris Doctor from the University of Texas School of Law.
Thomas A. Martin is Executive Vice President of KMI and was elected to that role in February 2023. As previously announced, Mr. Martin will assume the role of President on August 1, 2023. From 2009 to February 2023, he served as Vice President (President, Natural Gas Pipelines). He also served as a director of EPB GP from 2012 until 2014. Mr. Martin served as President, Texas Intrastate Pipeline Group from 2005 until 2009 and has served in various management roles for the Kinder Morgan companies since 2003. Mr. Martin received a Bachelor of Business Administration degree from Texas A&M University.
Denise R. Mathews is Vice President and Chief Administrative Officer of KMI and was elected to her current role in October 2019. She served as Vice President, Human Resources, IT and Administration from January 2018 until October 2019 and as Vice President, Human Resources of KMI from 2012 until January 2018. Ms. Mathews has served in various human resources roles for the Kinder Morgan companies since 1979, including as Vice President, Human Resources for EP from 2008 until its acquisition by KMI in 2012. Ms. Mathews holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in French from Birmingham Southern College.
David P. Michels is Vice President and Chief Financial Officer and has served in this role since April 2018. Mr. Michels previously served as Vice President, Finance and Investor Relations of KMI from March 2013 to April 2018, and as Vice President, Finance from 2012, when he joined Kinder Morgan, to March 2013. Mr. Michels also served as Chief Financial Officer of EPB GP from 2013 until 2014. Prior to joining Kinder Morgan, Mr. Michels worked at Barclays and Lehman Brothers in energy investment banking, during which time he provided merger and acquisition as well as capital raising services to public and private energy companies. Mr. Michels holds a master’s degree from the University of Chicago Booth School of Business and a bachelor’s degree in finance from the University of Texas at Austin.
Sital K. Mody was elected Vice President (President, Natural Gas Pipelines) of KMI in February 2023. From August 2018 to February 2023, he served as President of KMI’s Midstream Group. From July 2017 to August 2018, he served as Chief Commercial Officer of KM Midstream. From 2013 to 2017, he served as Vice President, Marketing for Tennessee Gas Pipeline. Mr. Mody has served in various roles of increasing responsibility for the Kinder Morgan companies since joining EP in 2001. From 1992 to 2001, Mr. Mody worked at Deloitte & Touche, Tenneco Inc., and The Coca Cola Company. Mr. Mody holds a bachelor’s degree in accounting from The University of Texas and a master’s degree in finance from the University of Houston.
Dax A. Sanders was elected Vice President (President, Products Pipelines) of KMI in July 2020. Mr. Sanders served as Executive Vice President and Chief Strategy Officer of KMI from April 2018 to July 2020, and Vice President, Corporate Development of KMI from March 2013 to April 2018. He also served as a director and Chief Financial Officer of KML from April 2017 to December 2019. From 2009 until 2013, he was a Vice President within Kinder Morgan’s Corporate Development group. From 2006 until 2009, Mr. Sanders was Vice President of Finance for our Kinder Morgan Canada group. Mr. Sanders joined Kinder Morgan in 2000, and from 2000 to 2006 served in various finance and business development roles within the Corporate Development, Investor Relations, Natural Gas Pipelines and Products Pipelines groups, with the exception of a two-year period while he attended business school. Mr. Sanders holds a master’s degree in business administration from the Harvard Business School and a master’s and a bachelor’s degree in accounting from Texas A&M University.
John W. Schlosser was elected Vice President (President, Terminals) of KMI in December 2014 and served in the same role for KMR and KMGP from March 2013 until December 2014. He also served as President of KML from August 2018 to December 2019 and previously served as President, Terminals of KML since its initial public offering in May 2017. Mr. Schlosser was named Senior Vice President and Chief Commercial Officer of Kinder Morgan’s Terminals group in 2010. He previously served as Vice President of Sales and Business Development for Kinder Morgan’s Terminals group since he joined Kinder Morgan in 2001 in connection with Kinder Morgan’s purchase of the U.S. pipeline and terminal assets of the GATX Corporation, where he served as Vice President of Sales. Mr. Schlosser has more than 38 years of experience in commodity transportation and logistics, business development and sales, sales management and operations. Mr. Schlosser holds a Bachelor of Science degree from Miami University, Oxford, Ohio.

EXECUTIVE COMPENSATION
Overview
The following Compensation Discussion and Analysis describes the compensation of our executive officers, with a focus on the compensation of Mr. Kean, our Chief Executive Officer, Mr. Michels, our Chief Financial Officer, and Ms. Dang and Messrs. Holland and Sanders, our three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) serving at the end of the fiscal year ended December 31, 2022, whom we refer to collectively as our “named executive officers.”
Compensation Discussion and Analysis
Program Objectives
We seek to attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders. To help accomplish this goal, we have designed an executive compensation program to:
•
incent our executives to act and make decisions like owners, not agents;

•
provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and

•
tie a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders.

To accomplish the foregoing, we use a combination of:
•
base cash compensation (non-performance based) that is generally below market;

•
a possible annual bonus (performance-based) that is tied to the attainment of our annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive; and

•
long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of restricted stock units (RSUs) subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.

We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.
We keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information consisting of proxy data and third-party compensation surveys in which we participate. We developed a compensation peer group from the energy industry using companies that most closely reflect our profile in terms of revenues, assets, and market value, as well as competition for executive level talent and we re-assess our peer group when appropriate given consolidation or other industry changes. This information is compiled using the Equilar Insight executive compensation benchmarking software platform. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive within the energy industry, and is generally comparable, in terms of total compensation value, to the median of total compensation offered by companies of similar size and scope to ours. The following companies are included in our peer group:

CenterPoint Energy, Inc.	EOG Resources, Inc.	Sempra Energy
ConocoPhillips Company	Marathon Petroleum Corporation	Southern Company
Dominion Energy Inc.	NiSource Inc.	Targa Resources Corp.(a)
Duke Energy Corporation	Occidental Petroleum Corporation	TC Energy Corporation
Enbridge Inc.	ONEOK, Inc.	Valero Energy Corporation
Energy Transfer LP(a)	Phillips 66	The Williams Companies, Inc.
Enterprise Products Partners LP	Plains All American Pipeline L.P.

(a)
Includes affiliated entities.

In July 2018, consistent with the plurality of stockholders’ advisory votes at our 2018 Annual Meeting, our Board determined to hold an advisory vote of stockholders on the compensation of KMI’s named executive officers annually until 2024, when the next stockholder vote on the frequency of the say-on-pay vote is required under Section 14A of the Exchange Act, or until our Board otherwise determines that a different frequency for such vote is in the best interests of KMI’s stockholders. At our 2022 Annual Meeting, our stockholders voted to approve, on an advisory basis (with an approval rate of 93.64%), the compensation of our then named executive officers.
We have endeavored to design our executive compensation program and practices with appropriate consideration of all tax, accounting, legal and regulatory requirements. Section 162(m) of the Internal Revenue Code of 1986 (Internal Revenue Code) generally disallows a tax deduction by a publicly held company for compensation over $1 million per individual paid in any fiscal year to our covered employees, including the chief executive officer and other named executive officers.
Compensation Designed to Reward Performance and Align Incentives
Our executive compensation program is designed to reward individuals for advancing our business strategies and the interests of our investors and other stakeholders, to align management’s interests with those of our stockholders, and to incentivize compliance with our Code of Business Conduct and Ethics and our EHS policies. Each executive is held accountable for upholding and complying with company policies, which require the individual to maintain an inclusive and discrimination-free workplace, to comply with the law, and to maintain high standards of operating safety and environmental protection. In addition, cash and equity incentive compensation paid to our executive officers is subject to a clawback policy providing that such compensation may, under certain circumstances, be recovered by us in the event of a restatement of our financial results. See “Corporate Governance — Corporate Governance Highlights.”
We believe that the most effective means of aligning management’s interests with those of our investors and other stakeholders is to emphasize incentive-based compensation rather than fixed compensation such as base salary and perquisites. We do not provide executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs to our executive officers. We have no executive company cars or executive car allowances nor do we pay for financial planning services. Additionally, we do not own any corporate aircraft, and we do not pay for executives to fly first class. We do not have employment agreements or special severance arrangements with our executive officers. Our executive officers are eligible for severance under the same plan as our other non-union employees.
We emphasize incentive-based compensation by paying base salaries that are generally below market and allocating a substantial majority of our executives’ total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs. Annual bonus amounts are determined based on the level of achievement of annual financial performance targets established by the Compensation Committee and other objectives. RSUs are subject to both time-based and performance vesting hurdles and provide the attributes of stock ownership, which we believe motivates executives to behave like owners rather than agents by directly aligning the executives’ interests with those of our stockholders.

Our incentive-based compensation is subject to performance targets that are intended to incentivize and reward our executives’ efforts to preserve and enhance the long-term value of our company. Our primary financial performance target is distributable cash flow (DCF) per share, which we believe is useful in estimating the ability of our assets to generate cash earnings, after servicing our debt, paying cash taxes and sustaining capital expenditures, that could be used for discretionary purposes such as dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Supplemental performance targets include a consolidated leverage ratio to measure the strength of our balance sheet, our business segments’ respective earnings performance compared to their budgeted earnings before depreciation, depletion and amortization expenses, including amortization of excess cost of equity investments (Segment EBDA) for the year, EHS and operational performance, and progress on or completion of projects or transactions that enhance the value of our company. We use DCF per share, consolidated leverage and Segment EBDA because we believe that performance targets should emphasize performance that is reasonably within our executives’ control, unlike measures such as total shareholder return (TSR), which can be influenced by significant factors outside our executives’ control, such as market sentiment or momentum.
At his request, Mr. Kean receives a base salary of $1 per year and no annual cash bonus. Accordingly, his compensation consists almost exclusively of long-term incentive equity awards and related dividend equivalent payments. Mr. Kean reimburses us for health care premiums paid on his behalf. The almost exclusive use of equity awards to compensate Mr. Kean means that his compensation is closely aligned with stockholder value in a manner we believe is superior to short-term performance metrics and compensation. In addition, Mr. Kinder, who as Executive Chairman is no longer a named executive officer, continues to receive total compensation of a base salary of $1 per year at his request. Mr. Kinder also reimburses us for health care premiums paid on his behalf.
Elements of Compensation
Our 2022 executive compensation program was principally composed of three elements:
•
a base salary,

•
a possible annual cash bonus, and

•
long-term incentive equity awards (including related dividend equivalent payments on unvested awards).

Each year, the Compensation Committee reviews our compensation philosophy and approves the compensation of our named executive officers and the financial and other goals and objectives that are relevant to the compensation of our named executive officers. The Compensation Committee (and the other independent directors, in the case of Mr. Kean) also reviews each named executive officer’s performance in consultation with management. For 2022, the Compensation Committee and the other independent board members solicited information from Mr. Kinder and Ms. Mathews regarding the performance of Mr. Kean. In addition, the Compensation Committee solicited information from Messrs. Kinder and Kean and Ms. Mathews regarding the performance of Ms. Dang. Similarly, the Compensation Committee solicited information from Messrs. Kinder and Kean, Ms. Mathews and Ms. Dang with respect to the performance of our other named executive officers. The Compensation Committee also obtained information from Ms. Mathews with respect to compensation for comparable positions of responsibility at our peer companies. All of this information was taken into account by the Compensation Committee, which made final determinations regarding compensation of our named executive officers other than our Chief Executive Officer, whose compensation was approved by our independent directors. No named executive officer reviewed his or her own performance or approved his or her own compensation.
Base Salary
Base salary is paid in cash. In determining executive base salaries, we seek to provide reasonable fixed compensation while also retaining our overall emphasis on incentive-based compensation; accordingly, we pay base salaries that are generally below the 50th percentile of those of our peer group. The Compensation Committee maintained an annual base salary cap for our executive officers of $400,000 from 2013 until July 2018, when it was increased to $500,000. The highest base salary for an executive officer was $475,000 for 2022, and for 2023, the highest base salary for an executive officer is $500,000. As noted above, our Chief Executive Officer receives an annual base salary of $1, as does our Executive Chairman, Mr. Kinder.
Possible Annual Cash Bonus (Non-Equity Cash Incentive)
The overall purpose of our Amended and Restated Annual Incentive Plan (Annual Incentive Plan) is to foster our executive officers’ and our employees’ personal stake in the continued success of our company through the possible payment of annual cash bonuses that are dependent on individual and company performance.
The Annual Incentive Plan consists of two components: the executive plan and the non-executive plan. All of our employees are eligible to participate in the Annual Incentive Plan (except for employees covered by collective bargaining agreements, whose participation will be governed by the terms of the collective bargaining agreement or initial terms and conditions of employment, and employees of one of our joint ventures, which has its own incentive compensation program). Our Chief Executive Officer and all other executive officers are eligible for the executive plan component, although Mr. Kean has elected not to participate. All other eligible employees in the U.S. may participate in the non-executive plan component.
An aggregate pool of bonus dollars is budgeted at the beginning of each year for annual cash bonuses that may be paid under both the executive and non-executive components of our Annual Incentive Plan after the end of the year. The size of the final bonus pool depends primarily on the extent to which we meet certain financial performance targets set at the beginning of the year by the Compensation Committee. These financial targets are generally consistent with the Board-approved budget developed through our rigorous budgeting process and published in January of each year. After the financial results of the year are calculated, the Compensation Committee then establishes the final bonus pool based primarily on the extent to which such financial performance targets are met. The Compensation Committee may also adjust the final bonus pool upward or downward based on our overall performance in other areas, including EHS and operational performance and other financial measures.
With respect to the executive plan component, the Compensation Committee also establishes financial performance targets at or before the start of each year (which may be the same financial performance targets established under the non-executive plan component) and sets the individual bonus opportunities available to each executive officer depending primarily on the extent to which we meet such financial performance targets. After the financial results of the year are calculated, the Compensation Committee then determines the bonuses to be paid to each executive officer based primarily on the extent to which such financial performance targets are met, with consideration also given to our EHS and operational performance, other financial measures and the individual performance of each executive. The maximum payout to any individual under the Annual Incentive Plan for any year is $3 million. The Compensation Committee may reduce the amount of the bonus actually paid to any executive officer from the amount of any bonus opportunity available to such executive officer. Because payments under the Annual Incentive Plan for our executive officers are determined by comparing actual performance to the performance targets established each year and taking other factors into consideration, it is not possible to accurately predict amounts that will actually be paid under the executive portion of the Annual Incentive Plan over the life of the plan.
For 2022, the Compensation Committee set a target of DCF of $2.07 per common share as the financial performance target under both the executive plan component and the non-executive plan component and approved the following additional objectives that could potentially increase or decrease the budgeted bonus pool for 2022:
•
our EHS performance, including

•
beating industry average incident rates;

•
improving incident rates compared to our previous three-year averages; and

•
experiencing no significant incidents in our operations or expansions, and

•
a target consolidated leverage ratio, which we measure as the ratio of Net Debt-to-Adjusted EBITDA, of 4.3x.

DCF, DCF per common share, Net Debt and Adjusted EBITDA are non-GAAP measures. Please see “— Non-GAAP Financial Measures” below for descriptions of how these measures are calculated from our financial statements.
The table under “Grants of Plan-Based Awards” below sets forth the threshold, target and maximum payout opportunities for each named executive officer. The Compensation Committee has never awarded the maximum bonus opportunity to a current named executive officer.
For 2022, we achieved DCF per share of $2.19 (6% above our DCF target of $2.07 per share), and our consolidated leverage ratio was 4.1x, beating our target of 4.3x.
Our Compensation Committee approved funding of approximately 104% of the 2022 budgeted cash bonus paid under the Annual Incentive Plan. The Compensation Committee established a baseline funding rate of 102% for the executive plan component, with individual executives receiving upward or downward adjustments relative to such 102% funding rate based on individual performance and other factors as described below. The budgeted bonus opportunities are based on the market data discussed under “— Program Objectives” above. The approved funding level includes any premium pay calculations for bonus awards paid to non-exempt employees.
The 2022 bonuses for our named executive officers were based primarily on the extent to which the DCF per share target was met. The Committee also took into account our achievement of the consolidated leverage ratio target and our EHS and operational performance goals, as well as continued progress on key projects and completion of valuable transactions.
The Compensation Committee also considered, qualitatively, how well each executive officer performed his or her duties during the year. Information was solicited from relevant members of senior management regarding the performance of our named executive officers, and determinations and recommendations were made at the regularly scheduled first quarter Board and Compensation Committee meetings held in January 2023. Other factors considered by the Compensation Committee included market data about compensation of comparable positions of responsibility at our peer companies, derived from the proxy data and the third-party compensation surveys referred to above. With respect to using these other factors in assessing performance, the Compensation Committee did not find it practicable to, and did not, use a “score card” or quantify or assign relative weight to the specific criteria considered. Specific aspects of an individual’s performance, other than the overall financial and other objectives discussed above, were not identified in advance. Rather, adjustments were based on the Compensation Committee’s judgment and input from Mr. Kinder, Mr. Kean, Ms. Dang and Ms. Mathews, giving consideration to the totality of the record presented, including the individual’s performance and the magnitude of any other positive or negative factors.
For a discussion of effects under the Annual Incentive Plan of death, disability, retirement, termination of employment or a change in control of the company, please read “Potential Payments upon Death, Disability, Termination or a Change in Control.”
Long-Term Incentive Compensation
We believe that significant long-term incentive equity compensation as part of total executive compensation is an effective means of attracting, motivating and retaining executive talent while also aligning executives’ interests with those of stockholders. Accordingly, we use long-term incentive equity awards in the form of RSUs for a significant portion of our executives’ compensation. Our executives receive dividend equivalents on their unvested RSUs in the same amount per RSU as our normal quarterly dividends per share on our common stock, and they receive one share of our common stock upon vesting of each RSU, creating direct alignment with stockholders. We believe that this alignment encourages our executives to think and make decisions like owners rather than agents.
We typically make annual awards to our executive officers of RSUs that are subject to both a time-based vesting condition (typically a three-year cliff-vesting condition) and a performance-based vesting condition (typically a DCF per share target).
In certain circumstances, we have granted to an executive officer an RSU award larger than a typical annual RSU award with a multi-year vesting period, with the expectation that no additional awards will be granted to such executive until near the end of the vesting period. We refer to awards of this type as multi-year awards. A multi-year award represents more than one year’s long-term incentive compensation because it is intended that the executive will forego one or more annual grants in the future during the vesting period of the multi-year award. For example, Mr. Kean (who elects to receive a base salary of $1 per year and no annual cash bonus) was granted a two-year cliff-vesting performance-based RSU award in July 2021 that is scheduled to vest in July 2023. Mr. Kean did not receive an annual award in July 2019, July 2020, or July 2022.
As stated above, the RSU awards that we make to our executive officers are subject to a performance-based vesting condition in addition to a time-based vesting condition. The performance-based condition is typically a requirement that the annualized DCF per share for any four quarters during the vesting period meet or exceed a DCF per share target established by the Compensation Committee. The Compensation Committee selects a DCF per share target that is consistent with the current year’s budget and our internal estimates of expected performance over the vesting period, and is typically at or slightly higher than the Board approved budgeted DCF per share for the year in which the equity award is granted. As such, the performance hurdle is designed to be achievable based on expected performance. Because this target is not intended to serve as a forecast or guidance for investors, we do not publish the target until the year of vesting. See “— Stock Vested During 2022” for the targets applicable to RSUs that vested in 2022.
The Compensation Committee has determined to utilize an achievable DCF per share target rather than subjecting all or a portion of the awards to “reach” or “stretch” targets based on a number of considerations. First, the four elements principally comprising our executives’ compensation, when aggregated, provide our executives with a total compensation package generally at the 50th percentile of the executive compensation in our above-referenced peer group. If the long-term incentive equity awards, which represent a large percentage of each of our executive’s total compensation (and, in the case of Mr. Kean, represent essentially all of his total compensation), failed to vest, an executive would be severely underpaid compared to market. Such an event would impair our ability to motivate and retain the executive. Second, we believe that layering on equity awards that vest only upon (or that vest at a higher rate based upon) achievement of pre-established “reach” financial targets or stock performance or similar metrics creates incentives to engage in behavior that is potentially adverse to long-term stockholder value. Finally, as noted previously, we believe that granting long-term incentive compensation in the form of RSUs (which vest into shares of our common stock) to executives directly aligns the executive with the interests of stockholders through potential stock ownership in a way that short-term performance metrics are incapable of doing.
All of the outstanding long-term incentive equity awards held by executive officers are subject to the terms of our 2021 Stock Incentive Plan. The 2021 Stock Incentive Plan provides for clawback of equity compensation received under the plan to the extent required under our executive compensation clawback policy. The minimum vesting period for awards under the 2021 Stock Incentive Plan is three years, subject to an exception for up to 10% of the shares of common stock authorized for issuance under the 2021 Stock Incentive Plan (which 10% remains subject to a minimum vesting period of 12 months). The minimum vesting periods do not apply in the case of a change in control of the company or upon the occurrence of certain events that may be specified in the applicable award agreement.
For a discussion of effects under the 2021 Stock Incentive Plan of death, disability, termination of employment or a change in control of the company, please see “Potential Payments upon Death, Disability, Termination or a Change in Control.”
Other Compensation
Kinder Morgan Savings Plan.   The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits eligible employees of KMI, including our named executive officers, to contribute between 1% and 50% of eligible base compensation, annual incentive bonus and overtime, subject to limits established by the Internal Revenue Service, on a pre-tax or Roth 401(k) basis, into participant accounts. In addition, we contribute 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, into participant accounts for most employees of KMI, including our named executive officers. Participants become 100% vested in KMI contributions after two years and may take a distribution upon termination of employment or retirement.

Kinder Morgan Retirement Plans.   Employees of KMI, including our named executive officers, are also eligible to participate, as applicable, in Kinder Morgan Retirement Plan A or Kinder Morgan Retirement Plan B, which are cash balance pension plans and we refer to as the “Cash Balance Retirement Plans.” Employees accrue benefits through a Personal Retirement Account (PRA) in the Cash Balance Retirement Plans. We allocate contribution credits of 4% or 5% of eligible base compensation, subject to limits established by the Internal Revenue Service, every pay period to participants’ PRAs based on age and years of eligible service as of December 31 of the prior year. Interest is credited to each PRA at the 5-year U.S. Treasury bond rate published in the Internal Revenue Bulletin for November of the prior year, plus 0.25%. Employees become 100% vested in the Cash Balance Retirement Plans after three years and may take a lump sum or annuity distribution upon termination of employment or retirement.
The following table sets forth the estimated actuarial present value of each named executive officer’s accumulated pension benefit as of December 31, 2022, under the Cash Balance Retirement Plans. The benefits were computed using the same assumptions used for financial statement reporting purposes, with the exception that each named executive officer is assumed to continue to be actively employed by us until normal retirement at age 65 and immediately commence benefits at that time. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for social security or other offset amounts.
	Cash Balance Retirement Plans Pension Benefits
Name	Current Credited Years of Service	Present Value of Accumulated Benefit ($)	Payments Made During Last Fiscal Year
Steven J. Kean	21	101,417	—
Kimberly A. Dang	21	189,379	—
James E. Holland	31	216,946	—
David P. Michels	11	89,237	—
Dax A. Sanders	22	153,766	—
Potential Payments upon Death, Disability, Termination or a Change in Control
Our named executive officers are entitled to certain benefits in the events of death, disability, termination of employment or a change in control of the company. The plans and circumstances triggering such benefits are described below.
Annual Incentive Plan
The Annual Incentive Plan provides the Compensation Committee with discretion to take action that it deems appropriate with respect to outstanding awards upon a “Change in Control,” which is defined as:
•
the acquisition of securities representing 20% or more of our outstanding shares of common stock or voting power of our securities by any person other than Richard D. Kinder;

•
a reorganization, merger or consolidation, or sale of all or substantially all of our assets, unless following such transaction:

•
50% or more of our outstanding shares of common stock and voting power (or the outstanding securities and voting power of the entity resulting from such transaction) is beneficially owned by substantially all of the persons who held such securities prior to such transaction,

•
no person, other than Mr. Kinder, one of our benefit plans or a person who beneficially owned 20% or more of our outstanding shares of common stock and voting power prior to such transaction, beneficially owns 20% or more of our outstanding shares of common stock and voting power, and

•
at least a majority of our Board (or the governing body of the entity resulting from such transaction) were members of our “Incumbent Board” at the time of the initial agreement or initial action by our Board providing for such reorganization, merger, consolidation, sale or transaction;

•
the “Incumbent Board” ceases to constitute at least a majority of the Board then in office; or

•
approval by our stockholders of a plan of liquidation for us.

“Incumbent Board” means the individuals who, as of the effective date of the Annual Incentive Plan, constituted our Board, including any individual becoming a director after such date whose election by our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, and excluding any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation.
If, in connection with a Change in Control, Mr. Kinder is no longer Chairman of our Board, then:
•
each participant under the executive component of the Annual Incentive Plan will be deemed to have earned 100% of the bonus opportunity available to him or her, unless the Compensation Committee has previously determined that the participant should receive a greater or lesser percentage of the bonus opportunity;

•
each participant under the non-executive component of the Annual Incentive Plan will receive an award equal to the award most recently paid to such participant under the plan or any prior plan, or an award equal to the average award paid to a similarly situated participant under the plan if no award was previously paid to the participant; and

•
the awards to executive and non-executive participants will be paid in a cash lump sum within 30 days after the change in control; provided, however, that the participant must be employed by the company or an affiliate on the date of the Change in Control to receive an award as described above.

If a participant ceases to be employed by the company or a subsidiary prior to the date the award is distributed, other than in the case of participant’s death as described below, the participant will forfeit all rights to the award. Notwithstanding the foregoing, in the case of participant’s death on or after January 1 of the calendar year following the end of a performance year but before distribution of an award, the award shall be distributed to the participant’s estate.
Kinder Morgan Severance Plan
All of our executive officers are eligible for severance payments under the Kinder Morgan Severance Plan (which is available to all regular full time U.S. based employees not covered by a bargaining agreement) in certain termination circumstances (which could include termination in connection with a change of control). An executive officer in active, full-time employment status will be eligible for a severance payment under the Kinder Morgan Severance Plan if:
•
his or her job is eliminated and he or she is not offered continuous employment at a rate of pay of at least 90% of his or her current base pay and at a location that does not increase his or her commute to work by more than 50 miles; or

•
he or she is terminated from employment by the company for any reason other than cause. The Kinder Morgan Severance Plan caps severance payments at an amount equal to six months of annual base salary.

The following table lists the potential payments to our named executive officers under the Kinder Morgan Severance Plan upon termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2022.

Name	Termination Payment ($)
Steven J. Kean(a)	—
Kimberly A. Dang(b)	237,500
James E. Holland(b)	237,500
David P. Michels(b)	237,500
Dax A. Sanders(b)	237,500

(a)
Because the severance formula is based on the annual base salary, Mr. Kean’s benefits calculate to less than $1 (the cap under the plan is 26 weeks of base salary).

(b)
Payment equals cap calculation under the plan of 26 weeks of annual base salary.

Restricted Stock Unit (RSU) Awards
Our named executive officers who have outstanding RSU awards received under our 2021 Stock Incentive Plan or its predecessor plan, the 2015 Amended and Restated Stock Incentive Plan (2015 Stock Incentive Plan) are entitled to accelerated vesting in certain termination or change-in-control circumstances under the award agreements governing their grants, which provide for accelerated vesting upon:
•
a “Change in Control” (subject, in the case of awards under our 2021 Stock Incentive Plan, to the “double-trigger” provision described below); or

•
termination of the employee’s employment by reason of:

•
death,

•
disability that results in us determining that the employee cannot perform the essential functions of his or her job, with or without a reasonable accommodation,

•
an involuntary termination by us other than for “cause” (as defined in the award agreement):

•
due to a reorganization or reduction in force for which the employee would be eligible for pay under the Kinder Morgan Severance Plan,

•
in which we agree to vest RSUs, or

•
due to a sale of the company or the sale, transfer or discontinuation of any part of the operations or any of our business units.

The award agreements also provide for pro-rata vesting upon retirement at age 62 or older. In the case of RSU awards under the 2015 Stock Incentive Plan, pro-rata vesting upon retirement is subject to attainment of a performance goal (payment of a dividend equal to at least 90% of the dividend paid for the same quarter of the preceding year) for the quarter following the quarter in which the retirement occurs.
RSU awards under the 2021 Stock Incentive Plan are subject to a “double-trigger” Change in Control provision. Except as described below, vesting of an award under the 2021 Stock Incentive Plan will not accelerate upon a Change in Control to a date earlier than:
•
the original vesting date, or

•
the date on which the participant’s employment or other service relationship is terminated

•
by us without “cause” (as defined in the 2021 Stock Incentive Plan), if termination occurs within 24 months following the Change in Control, or

•
by the participant for “good reason” (as defined in the 2021 Stock Incentive Plan), if the action constituting “good reason” occurs within 24 months following the Change in Control.

In addition, the Compensation Committee will have the discretion, without the consent or approval of any award holder, to take any of the following actions upon a Change in Control with respect to an outstanding award issued under the 2021 Stock Incentive Plan:

•
provide for the assumption, substitution or continuation of the award by the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) with such adjustments as may be appropriate to provide substantially equivalent value and other terms; or

•
make such adjustments to the award as the Compensation Committee determines appropriate to reflect the Change in Control (or make no adjustment).

If the surviving entity or successor company (or a parent or subsidiary of the surviving entity or successor company) does not assume, substitute or continue awards issued under the 2021 Stock Incentive Plan, or the Compensation Committee determines that substantially equivalent value and terms will not be provided by any such assumed, substituted or continued awards, the Compensation Committee may:
•
accelerate the vesting of the award to the occurrence of the Change in Control; or

•
provide, in exchange for surrender of the award, for a payment (in cash or, in the Compensation Committee’s discretion, other consideration necessary for the participant to receive property, cash or securities as the participant would have been entitled to receive upon the occurrence of the Change in Control as the holder of a number of shares of common stock covered by the award at such time (less any applicable exercise price)) equal to the value of the award, as determined by the Compensation Committee.

The definition of “Change in Control” in the 2015 Stock Incentive Plan and the 2021 Stock Incentive Plan is the same as that in the Annual Incentive Plan described above under “Annual Incentive Plan.”
The following table lists the potential accelerated value of our named executive officers’ RSU awards upon death, disability or termination without cause. The table assumes the triggering event for the payments or provision of benefits occurred on December 31, 2022.
Name	Termination Payment ($)(a)
Steven J. Kean	18,628,511
Kimberly A. Dang	12,956,544
James E. Holland	5,866,273
David P. Michels	3,560,187
Dax A. Sanders	5,308,017

(a)
Calculation equals the number of shares underlying the unvested RSU award, multiplied by $18.08, the closing price of our common stock on December 30, 2022.

Kinder Morgan Savings Plan and Cash Balance Retirement Plans
The following table reflects the benefits payable from the Kinder Morgan Savings Plan and the Cash Balance Retirement Plans in the event of death or termination of employment, assuming the triggering event occurred on December 31, 2022. In the event of termination or death, the named executive officer or his or her beneficiary would be entitled to the named executive officer’s vested benefits under the plans. The following table assumes the named executive officer or his or her beneficiary would make an election to commence the benefit on January 1, 2023.
Name	Savings Plan Benefit ($)	Cash Balance Retirement Plans Lump Sum ($)
Steven J. Kean	486,996	106,951
Kimberly A. Dang	1,232,402	234,225
James E. Holland	1,117,754	237,034
David P. Michels	613,494	129,184
Dax A. Sanders	928,087	207,787

Other Potential Post-Employment Benefits
In addition to the amounts described above, each named executive officer would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred prior to the date of termination.
Non-GAAP Financial Measures
The non-GAAP financial measures of DCF, both in the aggregate and per share, Adjusted EBITDA, Net Debt and the consolidated leverage ratio are presented in this proxy statement.
Certain Items, as adjustments used to calculate our non-GAAP financial measures, are items that are required by GAAP to be reflected in net income, but typically either (i) do not have a cash impact (for example, asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses). We also include adjustments related to joint ventures (see “Amounts from Joint Ventures” below).
DCF is calculated by adjusting net income attributable to Kinder Morgan, Inc. for Certain Items, and further by depreciation, depletion and amortization, or “DD&A,” and amortization of excess cost of equity investments, income tax expense, cash taxes, sustaining capital expenditures and other items. We also include amounts from joint ventures for income taxes, DD&A and sustaining capital expenditures (see “Amounts from Joint Ventures” below). DCF per share is DCF divided by weighted average outstanding common shares, including restricted stock awards that participate in dividends.
Adjusted EBITDA is calculated by adjusting net income attributable to Kinder Morgan, Inc. before interest expense, income taxes, DD&A, and amortization of excess cost of equity investments (EBITDA) for Certain Items. We also include amounts from joint ventures for income taxes and DD&A (see “Amounts from Joint Ventures” below).
Amounts from Joint Ventures are included within Certain Items, DCF and Adjusted EBITDA, and reflect amounts from unconsolidated joint ventures and consolidated joint ventures utilizing the same recognition and measurement methods used to record “Earnings from equity investments” and “Noncontrolling interests,” respectively. The calculations of DCF and Adjusted EBITDA related to our unconsolidated and consolidated joint ventures included the same adjustments (DD&A and income tax expense, and for DCF only, also cash taxes and sustaining capital expenditures) with respect to the joint ventures as those included in the calculations of DCF and Adjusted EBITDA for our wholly-owned consolidated subsidiaries. Although these amounts related to our unconsolidated joint ventures are included in the calculations of DCF and Adjusted EBITDA, such inclusion should not be understood to imply that we have control over the operations and resulting revenues, expenses or cash flows of such unconsolidated joint ventures.
Net Debt is calculated by subtracting from debt (i) cash and cash equivalents; (ii) debt fair value adjustments; and (iii) the foreign exchange impact on euro-denominated bonds for which we have entered into currency swaps.
Consolidated Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA. This non-GAAP measure, also referred to as “Net Debt to Adjusted EBITDA,” is expressed as a multiple of Net Debt to Adjusted EBITDA.

Summary Compensation Table
The following table shows total compensation paid or otherwise awarded by us to our named executive officers for services rendered during the years ended December 31, 2022, 2021 and 2020, as applicable.
Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value ($)(d)	All Other Compensation ($)(e)	Total ($)
Steven J. Kean Chief Executive Officer	2022	1	—	—	—	1,461	—	1,462
	2021	1	—	18,000,005	—	253	—	18,000,259
	2020	1	—	—	—	—	—	1
Kimberly A. Dang President	2022	473,077	—	5,000,011	1,400,000	—	15,250	6,888,338
	2021	450,000	—	4,000,001	1,650,000	6,265	14,500	6,120,766
	2020	464,423	—	3,000,013	1,365,000	4,251	14,250	4,847,937
James E. Holland(e) Vice President and Chief Operating Officer	2022	473,077	—	1,875,002	715,000	12,189	15,250	3,090,518
	2021	450,000	—	1,750,005	749,000	12,338	23,154	2,984,497
	2020	464,423	—	1,750,002	614,250	2,127	14,250	2,845,052
David P. Michels Vice President and Chief Financial Officer	2022	473,077	—	1,500,015	750,000	—	15,250	2,738,342
	2021	450,000	—	1,000,000	763,000	7,032	14,500	2,234,532
	2020	461,538	—	800,011	637,000	11,188	14,250	1,923,987
Dax A. Sanders Vice President (President, Products Pipelines)	2022	473,077	—	1,875,002	688,000	—	15,250	3,051,329
	2021	450,000	—	1,500,009	754,000	3,213	14,500	2,721,722
	2020	464,423	—	1,500,006	659,750	9,500	14,250	2,647,929

(a)
Amounts reported for 2022 with respect to all named executive officers other than Mr. Kean reflect a base salary increase from $450,000 to $475,000 that was effective as of January 30, 2022. KMI pays base salary on a bi-weekly basis. Salaries paid in 2020 for all named executive officers except Mr. Kean were greater than their $450,000 annual salaries due to a bi-weekly payment made in 2020 on December 31, 2020 (instead of January 1, 2021, which was a company holiday).

(b)
See “Long-Term Incentive Compensation” for discussion of vesting periods for RSU awards to our named executive officers. Amounts reflect the grant date fair value of RSU awards granted to our named executive officers computed in accordance with Financial Accounting Standards Board (FASB) Codification Topic 718, “Compensation — Stock Compensation.” The grant date fair value reflected in “Stock Awards” factors in anticipated dividend equivalent payments on such awards. The table below provides, on a supplemental basis, dividend equivalent payments received by named executive officers in respect of RSU awards or unvested restricted stock awards outstanding during the years indicated.

Name	2022 ($)	2021 ($)	2020 ($)
Steven J. Kean	1,135,948	1,282,216	938,383
Kimberly A. Dang	750,296	581,467	430,142
James E. Holland	357,598	428,480	251,300
David P. Michels	199,244	153,459	108,122
Dax A. Sanders	393,511	388,903	350,255

(c)
Represents amounts paid under the Annual Incentive Plan as then in effect. Amounts were earned in the fiscal year indicated, but were paid in the next fiscal year.

(d)
Represents, as applicable, the 2022, 2021 and 2020 change in the actuarial present value of accumulated defined pension benefit (including unvested benefits) under our Cash Balance Retirement Plans. The

2022 change in pension value for Ms. Dang and Messrs. Michels and Sanders was $(20,641), $(28,066), and $(38,363), respectively. The 2020 change in pension value for Mr. Kean was $(4,369).
(e)
Consists of company contributions to the KMI Savings Plan. In addition, Mr. Holland’s amount for 2021 includes a cash service award of $8,654 in recognition of his 30th anniversary of employment. The amounts reflected for all periods exclude dividend equivalent payments because the dollar value of such payments was factored into the grant date fair value reported in the “Stock Awards” column for the years in which such RSU awards or restricted stock awards were granted. Please see footnote (b) for supplemental disclosure regarding dividend equivalent payments to named executive officers.

Grants of Plan-Based Awards
The following supplemental compensation table provides details on the value of plan-based incentive awards granted to our named executive officers during 2022. The information in the table under the caption “Estimated Possible Payouts Under Non-Equity Annual Incentive Plan Awards” represents the threshold, target and maximum amounts payable under the Annual Incentive Plan for performance in 2022. Amounts actually paid under that plan for 2022 are set forth in the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.” Information under the captions “Stock Awards: Number of RSUs” and “Grant Date Fair Value of RSUs” represents the awards of RSUs to our named executive officers in 2022 under our Stock Incentive Plan. These amounts are set forth in the Summary Compensation Table under the caption “Stock Awards.”
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)				Stock Awards
		Threshold		Target	Maximum	Number of RSUs	Grant Date Fair Value of RSUs
Name	Grant Date	($)(b)	($)(c)	($)(d)	($)(e)	(f)	($)(g)
Steven J. Kean(h)	N/A	—	—	—	—	—	—
Kimberly A. Dang
Annual Incentive Plan	N/A	0 – 1,124,999	1,125,000	1,500,000	2,250,000
RSU Awards	7/19/2022					288,851	5,000,011
James E. Holland
Annual Incentive Plan		0 – 524,999	525,000	700,000	1,050,000
RSU Awards	7/19/2022					108,319	1,875,002
David P. Michels
Annual Incentive Plan	N/A	0 – 524,999	525,000	700,000	1,050,000
RSU Awards	7/19/2022					86,656	1,500,015
Dax A. Sanders
Annual Incentive Plan	N/A	0 – 543,999	544,000	725,000	1,088,000
RSU Awards	7/19/2022					108,319	1,875,002

(a)
See “Elements of Compensation” and “Possible Annual Cash Bonus (Non-Equity Cash Incentive)” above for further discussion of these awards.

(b)
Represents the bonus opportunity available to the executive officer if less than 90% of target is met.

(c)
Represents the bonus opportunity available to the executive officer if 90% – 99% of target is met.

(d)
Represents the bonus opportunity available to the executive officer if 100% of target is met.

(e)
Represents the bonus opportunity available to the executive officer if target is exceeded by 10%.

(f)
Represents the number of RSUs granted in 2022 to the named executive officers. All grants are performance-based and are subject to three-year cliff-vesting.

(g)
Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of RSU grants to the named executive officers during 2022.

(h)
Declined to participate in the Annual Incentive Plan and did not receive any RSU awards in 2022.

Outstanding Equity Awards at Fiscal Year-End
Name	Number of Shares of RSUs	Market Value of Shares underlying RSUs ($)(a)
Steven J. Kean(b)	1,030,338	18,628,511
Kimberly A. Dang(c)	716,623	12,956,544
James E. Holland(d)	324,462	5,866,273
David P. Michels(e)	196,913	3,560,187
Dax A. Sanders(f)	293,585	5,308,017

(a)
The values represented in this column have been calculated by multiplying $18.08, the closing price of our common stock on December 30, 2022, by the number of RSUs.

(b)
Consists of 1,030,338 RSUs scheduled to vest on July 31, 2023, subject to achievement of applicable performance goals.

(c)
Consists of 198,808, 228,964, and 288,851 RSUs scheduled to vest on July 31, 2023, July 31, 2024 and July 31, 2025, respectively, subject to achievement of applicable performance goals.

(d)
Consists of 115,971, 100,172, and 108,319 RSUs scheduled to vest on July 31, 2023, July 31, 2024, and July 31, 2025, respectively, subject to achievement of applicable performance goals.

(e)
Consists of 53,016, 57,241, and 86,656 RSUs scheduled to vest on July 31, 2023 July 31, 2024 and July 31, 2025, respectively, subject to achievement of applicable performance goals.

(f)
Consists of 99,404, 85,862 and 108,319 RSUs scheduled to vest on July 31, 2023, July 31, 2024 and July 31, 2025, respectively, subject to achievement of applicable performance goals.

Stock Vested During 2022
	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of shares Acquired on Vesting (#)(a)(b)	Value Realized on Vesting ($)(b)
Steven J. Kean	—	—	—	—
Kimberly A. Dang	—	—	143,473	2,581,079
James E. Holland	—	—	71,737	1,290,549
David P. Michels	—	—	35,869	645,283
Dax A. Sanders	—	—	156,531	2,815,993

(a)
All of the above (with the exception of one of Mr. Sanders’ grants) were 2019 three-year cliff-vested restricted stock grants and were valued at $17.99 per share, the closing price on the last trading day (July 29, 2022) prior to the vesting date of July 31, 2022. One of Mr. Sander’s grants was a 2018 four-year cliff-vested restricted stock grant and was valued at $17.99 per share, the closing price on the last trading day (July 29, 2022) prior to the vesting date of July 31, 2022.

(b)
All of the above 2019 three-year cliff-vested RSU grants were subject to a performance vesting hurdle that the annualized DCF per share for any four quarters of the vesting period equal $2.20, which vesting hurdle was satisfied. The DCF per share budget for 2019 was $2.20. Mr. Sander’s 2018 four-year cliff-vested restricted stock grant was subject to a performance vesting hurdle that the annualized DCF per share for any four quarters of the vesting period equaled or exceeded $2.15, which vesting hurdle was satisfied. The DCF per share budget for 2018 was $2.05.

Risks Associated with Compensation Practices
We employ all persons necessary for the operation of our business, and in our opinion, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business, financial position, results of operations or cash flows. Our belief is based on the fact that our overall employee compensation — primarily consisting of annual salaries and cash bonuses and, in some cases, long-term incentive compensation — is based on performance that does not reward risky behavior and is not tied to entering into transactions that pose undue risks to us. The Compensation Committee’s oversight of our compensation program includes consideration of whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the financial performance of our company. For further information concerning our compensation philosophy and how we align executive compensation with our performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)
					Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average SCT Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (In Millions)(7)	DCF per Share(8)
2022	$1,462	$3,423,955	$3,942,132	$5,228,245	$103.86	$128.92	$2,625	$2.19
2021	$18,000,259	$20,979,641	$3,515,379	$4,479,563	$85.67	$106.08	$1,850	$2.40
2020	$1	$(5,844,293)	$3,066,226	$1,493,805	$69.23	$76.64	$180	$2.02

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Kean (our principal executive officer, or “PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table, or “SCT.” See “Executive Compensation — Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Kean, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or received by Mr. Kean during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kean’s compensation reported in the “Total” column of the Summary Compensation Table for each year to determine the compensation actually paid for such year:

Year	SCT Total for PEO	Deduction of Reported Value of Equity Awards(a)	Addition of Equity Award Adjustments(b)	Deduction of Reported Change in the Actuarial PV of Pension Benefits(c)	Addition of Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2022	$1,462	$—	$3,423,298	$(1,461)	$656	$3,423,955
2021	$18,000,259	$(18,000,005)	$20,978,946	$(253)	$694	$20,979,641
2020	$1	$—	$(5,845,112)	$—	$818	$(5,844,293)

(a)
The grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year, which amounts are deducted from Mr. Kean’s compensation reported in the “Total” column of the Summary Compensation Table in accordance with Item 402(v) in calculating compensation actually paid to Mr. Kean.

(b)
The equity award adjustments for each year presented include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value and (iv) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Unvested Equity Awards Granted in Applicable Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividend Equivalents Paid on Unvested Restricted Stock Units	Total Equity Award Adjustments
2022	$—	$2,287,350	$—	$1,135,948	$3,423,298
2021	$16,341,161	$—	$3,355,569	$1,282,216	$20,978,946
2020	$—	$(6,783,495)	$—	$938,383	$(5,845,112)

(c)
Amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year, which amounts are deducted from Mr. Kean’s compensation reported in the “Total” column of the Summary Compensation Table in accordance with Item 402(v) in calculating compensation actually paid to Mr. Kean for such year.

(d)
Pension benefit adjustments for each year presented are computed as the sum of two components: (i) the actuarially determined service cost for services rendered by Mr. Kean during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, as calculated in accordance with U.S. GAAP. There was no prior service cost (ii above) for any of the three years.

(3)
The dollar amounts reported in column (d) represent the average amounts reported for our NEOs as a group (excluding Mr. Kean) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are for all three years: Ms. Dang, Mr. Michels, Mr. Holland, and Mr. Sanders.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Kean) (referred to as “Non-PEO NEOs” in the column headings), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned or received by the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Kean) for each year to determine the average compensation actually paid, using the same methodology as described above in note (2):

Year	Average Reported SCT Total for Non-PEO NEOs	Deduction of Average Reported Value of Equity Awards	Addition of Average Equity Award Adjustments (a)	Deduction of Average Reported Change in the Actuarial Present Value of Pension Benefits	Addition of Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$3,942,132	$(2,562,508)	$3,840,097	$(3,047)	$11,571	$5,228,245
2021	$3,515,379	$(2,062,504)	$3,022,591	$(7,212)	$11,309	$4,479,563
2020	$3,066,226	$(1,762,508)	$185,563	$(6,767)	$11,291	$1,493,805

(a)
The amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Average Year End Fair Value of Unvested Equity Awards Granted in Applicable Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Value of Dividend Equivalents Paid on Unvested Restricted Stock Units	Total Average Equity Award Adjustments
2022	$2,676,495	$521,388	$217,052	$425,162	$3,840,097
2021	$1,872,428	$478,958	$283,128	$388,077	$3,022,591
2020	$1,596,652	$(1,336,629)	$(359,415)	$284,955	$185,563

(b)
Average pension benefit adjustments for each year presented are computed as the sum of two components: (i) the actuarially determined service cost for services rendered by the NEOs (averaged) during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year (averaged) that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, as calculated in accordance with U.S. GAAP. There was no prior service cost (ii above) for any of the three years.

(5)
The dollar amounts reported assume that the value of the investment in our common stock was $100 at December 31, 2019, and that all dividends were reinvested. The cumulative total return to our stockholders was calculated using the closing price of our common stock on December 30, 2019 (the last trading day of 2019) of $21.17. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period; by the share price at the beginning of the measurement period.

(6)
The dollar amounts reported represent the weighted peer group TSR using the same valuation approach as described in footnote (5) above, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Alerian Midstream Energy Index.

(7)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

(8)
See “Executive Compensation — Non-GAAP Financial Measures” for an explanation of the definition of DCF per share.

Financial Performance Measures
As described in greater detail in “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The metrics we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the long-term value of our company for the benefit of our investors and other stakeholders. The most important financial performance measures we used to link executive compensation actually paid to the company’s NEOs to the company’s performance, for the most recently completed fiscal year, are as follows:
•
DCF per share

•
Consolidated Leverage Ratio

•
Segment EBDA (only applicable to Mr. Sanders, as President of Products Pipelines)

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program focuses on incentive-based compensation by paying base salaries that are generally below market and allocating a substantial majority of our executives’ total compensation to annual performance-based cash bonuses and long-term incentive equity awards in the form of RSUs. While we use several performance measures to align executive compensation with company performance, not all of those measures are presented in the Pay versus Performance table. Moreover, we do not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
The amount of compensation actually paid to Mr. Kean is not aligned with our cumulative TSR over the three years presented in the table due to his multi-year grant received in 2021 and his election to receive $1 in base salary and not to receive an annual cash bonus in all years presented. While the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Kean) is directionally aligned with our cumulative TSR over the three years presented in the table, this relationship is not based on the design of our compensation program. As described in more detail in “Executive Compensation — Compensation Discussion and Analysis,” we believe that performance targets should reward efforts to preserve and enhance the long-term value of our company and emphasize performance that is reasonably within our executives’ control, unlike measures such as TSR, which can be influenced by significant factors outside our executives’ control and may encourage behavior that is potentially adverse to long-term stockholder value.
Compensation Actually Paid and Net Income
The amount of compensation actually paid to Mr. Kean is not aligned with our net income over the three years presented in the table due to his multi-year grant received in 2021 and his election to receive $1 in base salary and not to receive an annual cash bonus in all years presented. The average amount of compensation actually paid to the company’s NEOs as a group (excluding Mr. Kean) is generally aligned with our net income over the three years presented in the table. However, we do not use net income as a performance measure in the overall executive compensation program because net income is impacted by non-cash items that may not be reflective of our performance; rather, we use DCF per share as our primary financial performance metric, as discussed below.
Compensation Actually Paid and DCF per share
The amount of compensation actually paid to Mr. Kean is not aligned with our DCF per share over the three years presented in the table due to his multi-year grant received in 2021 and his election to receive $1 in base salary and not to receive an annual cash bonus in all years presented. The average amount of compensation actually paid to our NEOs as a group (excluding Mr. Kean) is generally aligned with our DCF per share over the three years presented in the table, except that compensation actually paid for 2021 reflects normalized short-term incentive compensation relative to our DCF per share for 2021. Our DCF per share for 2021 was significantly higher than budgeted due to the impact of Winter Storm Uri, which we considered largely non-recurring. Compensation actually paid for 2022 also reflects our higher stock price attributed to equity awards as of year-end in accordance with Item 402(v) of Regulation S-K. As discussed further in “Executive Compensation — Compensation Discussion and Analysis,” the Compensation Committee sets a DCF per share target as the financial performance target for compensation awarded to NEOs other than Mr. Kean under our Annual Incentive Plan. In addition, we make long-term incentive equity awards to our NEOs in the form of RSUs that are subject to both a time-based vesting condition and a performance-based vesting condition, which is typically an achievable DCF per share target.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
Our cumulative TSR over the three year period presented in the table was 4%, while the cumulative TSR of the peer group presented for this purpose, the Alerian Midstream Energy Index, was 29% over the three years presented in the table. As described in more detail in “Executive Compensation — Compensation Discussion and Analysis,” we believe that performance targets should reward efforts to preserve and enhance the long-term value of our company and emphasize performance that is reasonably within our executives’ control, unlike measures such as TSR, which can be influenced by significant factors outside our executives’ control and may encourage behavior that is potentially adverse to long-term stockholder value.
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kean, our Chief Executive Officer:
For 2022, our last completed fiscal year:
•
a reasonable estimate of the median of the annual total compensation of all employees of our company (other than our CEO), was $111,888; and

•
the annual total compensation of our CEO, given Mr. Kean’s election to receive $1 in base salary and not to receive an annual cash bonus, was $1,462 as reported in the Summary Compensation Table presented elsewhere in this proxy statement.

Based on this information, for 2022, the ratio of the annual total compensation of Mr. Kean, our CEO, to the median of the annual total compensation of all employees was 0 to 1.
As discussed in footnotes to the Summary Compensation Table, the value of dividend equivalents in respect of RSU awards is factored into the grant date fair values reported for such awards; therefore, dividend equivalents paid to Mr. Kean in 2022 are not separately reportable as part of his total compensation for 2022. An alternative CEO pay ratio calculation based on the sum of Mr. Kean’s dividend equivalents received in 2022 ($1,135,948) and his compensation reportable in the Summary Compensation Table ($1,462), for a total of $1,137,410, would be 10 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•
To allow sufficient time to identify the median employee, we selected October 1, 2020, which is within the last three months of 2020, as the date upon which we would identify the “median employee.”

•
We determined that, as of October 1, 2020, our employee population consisted of approximately 11,008 individuals working at KMI and its consolidated subsidiaries, with 99.99% of these individuals located in the U.S., and .01% located in Mexico.

•
For simplicity, we chose to exclude our employee in Mexico under the de minimis exemption. As noted above, our employee in Mexico made up .01% of our employee population (1 employee) as of October 1, 2020.

•
To identify the “median employee” from our employee population, we included salary and annual incentive components for the fourth quarter of 2019 through the third quarter of 2020.

•
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $111,888.

•
For the annual total compensation of our CEO, we used the amount for 2022 reported in the “Total” column of the Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
We do not pay any director compensation to directors who also are employees of the company. For 2022, our non-employee directors were paid an annual retainer of $235,000 for their services as directors, and did not receive any additional meeting or committee fees. In addition, directors are reimbursed for reasonable expenses in connection with Board and committee meetings. The following table discloses the compensation earned by our non-employee directors for Board service in 2022.
Name	Fees Earned or Paid in Cash ($)	Common Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Ted A. Gardner	199,956	35,046	1,084	236,086
Anthony W. Hall, Jr.	235,000	—	—	235,000
Gary L. Hultquist	—	235,056	7,271	242,327
Ronald L. Kuehn, Jr.	235,000	—	—	235,000
Deborah A. Macdonald	199,956	35,046	1,084	236,086
Michael C. Morgan	99,952	135,051	4,177	239,180
Arthur C. Reichstetter	235,000	—	—	235,000
C. Park Shaper	235,000	—	—	235,000
William A. Smith	235,000	—	—	235,000
Joel V. Staff	93,932	141,069	4,364	239,365
Robert F. Vagt	199,956	35,046	1,084	236,086
Perry M. Waughtal(c)	235,000	—	—	235,000

(a)
Represents the value of cash compensation that Ms. Macdonald and Messrs. Gardner, Hultquist, Morgan, Staff, and Vagt elected to receive in the form of common stock under our Stock Compensation Plan for Non-Employee Directors. Value computed as the number of shares of common stock received in lieu of cash (1,980, 1,980, 13,280, 7,630, 7,970, and 1,980 shares, respectively) multiplied by the closing price on the day cash compensation was approved ($17.70 per share on January 18, 2022).

(b)
Represents dividend payments on unvested restricted common stock that Ms. Macdonald and Messrs. Gardner, Hultquist, Morgan, Staff and Vagt elected to receive pursuant to our Stock Compensation Plan for Non-Employee Directors.

(c)
Mr. Waughtal will retire from the Board as of the date of our 2023 Annual Meeting.

Stock Compensation Plan for Non-Employee Directors
We adopted the Kinder Morgan, Inc. Second Amended and Restated Stock Compensation Plan for Non-Employee Directors to facilitate alignment of the compensation of the non-employee members of our Board with stockholders’ interests. The following is a summary of the plan. The plan is administered by our Compensation Committee, and our Board has sole discretion to terminate the plan at any time.
The plan recognizes that the compensation to be paid to each non-employee director is fixed by our Board, and that the compensation is payable in cash. Under the plan, in lieu of receiving some or all of the compensation in cash, non-employee directors, referred to as “eligible directors,” may elect to receive shares of our common stock. Each election generally will be at or around the first Board meeting in January of each year and will be effective for the entire calendar year. An eligible director may make a new election each year. The total number of shares of common stock authorized under the plan is 1,190,000.
Each annual election to receive shares of common stock will be evidenced by an agreement between us and the electing director that will contain the terms and conditions of such election. Shares issued under the plan pursuant to an election may be subject to forfeiture restrictions that lapse on the earlier of the director’s death or the date set forth in the agreement, which will be no later than the end of the calendar year to which the cash compensation relates. Until the forfeiture restrictions lapse, shares issued under the plan may not be sold, assigned, transferred, exchanged or pledged by an eligible director. In the event a director’s service as a director is terminated prior to the lapse of the forfeiture restrictions for any reason other than death or the director’s failure to be elected as a director at a stockholders meeting at which the director is considered for election, the director will, for no consideration, forfeit to us all shares then subject to the restrictions. If, prior to the lapse of the restrictions, the director is not elected as a director at a stockholders meeting at which the director is considered for election, the restrictions will lapse with respect to 50% of the director’s shares then subject to such restrictions, and the director will, for no consideration, forfeit to us the remaining shares.
The number of shares to be issued to an eligible director electing to receive any portion of annual compensation in the form of shares will equal the dollar amount elected to be received in the form of shares, divided by the closing price of our common stock on the NYSE on the day the cash compensation is awarded or, if the NYSE is not open for trading on such day, the most recent trading day (the fair market value), rounded up to the nearest ten shares. An eligible director electing to receive any portion of annual compensation in the form of shares will receive cash equal to the difference between:
•
the total cash compensation awarded to such director and

•
the number of shares to be issued to such director with respect to the amount determined by the director, multiplied by the fair market value of a share.

This cash payment will be payable in four equal installments, on or before March 31, June 30, September 30 and December 31 of the calendar year in which such cash compensation is awarded; provided that the installment payments will be adjusted to include dividend equivalent payments with respect to the shares during the period in which the shares are subject to forfeiture restrictions.

PERFORMANCE GRAPH
Cumulative Total Return
The following performance graph compares the annual performance of our common stock for the period beginning on December 31, 2017 and ending on December 31, 2022 to the performance of:
•
the Standard & Poor’s 500 Stock Index, and

•
the Alerian Midstream Energy Index.

The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2017, and that all dividends were reinvested. The cumulative total return to our stockholders was calculated using the closing price of our common stock on December 29, 2017 (the last trading day of 2017) of $18.07.

Comparison of Cumulative Five Year Total Return

Among Kinder Morgan, Inc., the S&P 500 Index, and the Alerian Midstream Energy Index

$200
$150
$100
$50
$0
12/31/17
12/31/18
12/31/19
12/31/20
12/31/21
12/31/22
Kinder Morgan, Inc.
S&P 500 Index
Alerian Midstream Energy Index

	Base Period	Period Ending
Company Name / Index	12/31/17	12/31/18	12/31/19	12/31/20	12/31/21	12/31/22
Kinder Morgan, Inc.	100	88.82	128.27	88.80	109.90	133.22
S&P 500 Index	100	95.62	125.72	148.85	191.58	156.88
Alerian Midstream Energy Index	100	86.71	107.56	82.43	114.10	138.67

ITEM 1
ELECTION OF DIRECTORS
Other than Mr. Waughtal, all of our incumbent directors are standing for re-election to our Board. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify. To be elected to the Board, the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election.
Information about the Nominees
The biographies of each of the nominees, which contain information regarding each nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the company, are set forth under “Corporate Governance — The Board of Directors” beginning on page 7 of this proxy statement. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL 14 NOMINATED DIRECTORS.

ITEM 2
APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
Background
In August 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) was amended to authorize exculpation of officers of Delaware corporations. Pursuant to this amendment, Delaware corporations can now exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. Note that the amendment does not allow for the exculpation of officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor does the amendment allow for exculpation of such officers from liability for claims brought by or in the right of the company, such as derivative claims.
The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors. Accordingly, the Board believes that the proposal to extend exculpation to officers is fair and in the best interests of the company and our stockholders.
Proposed Amendment to Our Amended and Restated Certificate of Incorporation
This description of the proposed Amendment to our Amended and Restated Certificate of Incorporation is a summary and is qualified by the full text of the proposed Amendment, which is attached to this proxy statement as Appendix A.
The proposed Amendment to our Amended and Restated Certificate of Incorporation would authorize the exculpation of officers for personal liability for breach of the duty of care in certain actions as permitted by Section 102(b)(7) of the DGCL. Pursuant to Section 102(b)(7) of the DGCL, and the proposed Amendment to our Amended and Restated Certificate of Incorporation would only permit the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. In addition, as is currently the case with directors under our Amended and Restated Certificate of Incorporation, the proposed Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Article NINTH in our Amended and Restated Certificate of Incorporation currently allows for the exculpation of directors, but does not include language that allows for the exculpation of officers.
The Board believes it is important to provide protection from certain liabilities because without such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability. The Board balanced these considerations with our corporate governance guidelines and determined that it is in the best interests of the company and our stockholders to amend the current exculpation and liability provisions in Article NINTH of our Amended and Restated Certificate of Incorporation to extend exculpation protection to our officers in addition to our directors.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

In the event stockholders do not ratify the Amendment to our Amended and Restated Certificate of Incorporation, then KMI’s current exculpation provisions relating to directors will remain in place, and the Certificate of Amendment will not be filed with the Delaware Secretary of State.

ITEM 3
RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2023
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal year 2022 included the audit of our consolidated financial statements, reviews of quarterly financial statements and services in connection with various SEC filings and tax matters.
Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
The affirmative vote of the holders a majority of the votes cast will be required for approval. Proxies will be voted for the proposal unless otherwise specified.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.
In the event stockholders do not ratify the selection, the selection will be reconsidered by the Audit Committee and our Board.

ITEM 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is commonly referred to as a “Say-on-Pay” vote.
Compensation Program Highlights
As described in detail under “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to:
•
attract, motivate and retain executives who will help us achieve our primary business goal of creating value with our portfolio of businesses for the benefit of our investors and other stakeholders;

•
incent our executives to act and make decisions like owners, not agents;

•
provide competitive total compensation to our executives at a reasonable cost, generally at the 50th percentile of total compensation offered by companies of similar size and scope to ours; and

•
tie a substantial majority of our executives’ total compensation directly to our financial performance to align our executives’ interests with those of our stockholders.

To accomplish the foregoing, we use a combination of:
•
base cash compensation (non-performance based) that is generally below market;

•
a possible annual bonus (performance-based) that is tied to the attainment of the company’s annual financial performance targets established at the beginning of the year by the Compensation Committee, with consideration also given to our EHS and operational performance, other financial measures and the and individual performance of each executive; and

•
long-term incentive equity compensation (time and performance-based) that is generally awarded annually in the form of RSUs subject to a three-year cliff-vesting condition and a reasonably achievable performance-based vesting condition.

Other important attributes of our executive compensation program are:
•
we have no executive perquisites, supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split-dollar life insurance programs for our executive officers;

•
we do not have employment agreements, change of control agreements or special severance agreements with our executive officers;

•
our Chief Executive Officer, Steven J. Kean, elects to receive $1 base salary per year from us and elects to receive no annual cash bonus;

•
we keep abreast of current trends, developments and emerging issues in executive compensation and annually compare our executive compensation components with market information to ensure that our total compensation package operates effectively and provides compensation generally at the median of our peer group of comparable energy companies; and

We do not layer on additional “stretch” awards providing excess compensation or bonus vesting based on stock price, total stockholder return or other similar measures because we believe such practices encourage excessive risk taking and create incentives to engage in behavior that is potentially adverse to long-term stockholder value. We also do not utilize “stretch” or “reach” targets in the long-term incentive equity awards that we grant because we intend the equity awards to vest, increasing our executives’ stock ownership and creating further alignment with stockholders. Also, the failure of an award to vest would result in an executive being severely underpaid as compared to the 50th percentile of our peer group, potentially impairing our ability to motivate and retain the executive.

In light of the above, we believe that our compensation of the named executive officers for the fiscal year ended December 31, 2022 was appropriate and reasonable, and that our compensation program is sound and in the best interest of the company and its stockholders.
Accordingly, we ask our stockholders to vote on the following resolution:
RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and narrative disclosures that accompany the compensation tables.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
As an advisory vote, the outcome of this vote is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2023 Annual Meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies returned to us will be voted in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations for Our 2024 Annual Meeting
Rule 14a-8 Stockholder Proposals
Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2024 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no later than December 2, 2023.
Proxy Access Nominations
Under our proxy access bylaw provision, a stockholder or a group of up to 20 stockholders, owning at least 3% of our stock continuously for at least 3 years and complying with the other requirements set forth in our bylaws, may nominate up to two persons, or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our 2024 Annual Meeting, the proxy access nomination notice must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than November 2, 2023 and no later than December 2, 2023.
As required by Section 2.13 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. Our bylaws are filed on the SEC’s EDGAR website, which can be accessed at www.sec.gov, as Exhibit 3.1 to our Form 8-K filed on January 24, 2023. You can also obtain a copy by writing our corporate secretary at the address above.
Other Proposals / Nomination under our Advance Notice Bylaw Provision
Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director (other than proxy access nominations) or introduce an item of business at an annual meeting (other than Rule 14a-8 stockholder proposals).
To be properly brought before our 2024 Annual Meeting of Stockholders, notice of such a proposed nomination or other item of business must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no earlier than January 11, 2024 and no later than February 10, 2024. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.
As required by Section 2.12 of our bylaws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to (a) being named as a nominee by the relevant proposing stockholder, (b) being named in the company’s form of proxy pursuant to Rule 14a-19 under the Exchange Act and (c) serving as a director if elected. Additionally, a notice of a proposed nomination must also comply with the requirements of Rule 14a-19 and must not be for a number of director nominees that is greater than the number of directors to be elected at the annual meeting. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. The Board or an officer of the company designated thereby must determine that the proposing stockholder has satisfied the relevant requirements of Section 2.12 of our bylaws. Our bylaws are filed on the SEC’s EDGAR website, which can be accessed at www.sec.gov, as Exhibit 3.1 to our Form 8-K filed on January 24, 2023. You can also obtain a copy by writing our corporate secretary at the address above.
Incorporation by Reference
To the extent we incorporate this proxy statement by reference into any other filing with the SEC under the Securities Act or the Exchange Act, the sections of this proxy statement under the captions “Report of Compensation Committee,” “Report of Audit Committee” and “Performance Graph” will not be deemed incorporated unless specifically provided otherwise in the filing.
We will provide without charge to you, upon your request, a copy of our annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, (713) 369-9000.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED MARCH 31, 2023. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

APPENDIX A
FORM OF PROPOSED
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KINDER MORGAN, INC.
[Note: Strikethrough text below indicates deletions and text that is underlined and bolded indicates additions.]
Kinder Morgan, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.
This Certificate of Amendment (the “Certificate of Amendment”) amends the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 8, 2015 (the “A&R Certificate of Incorporation”).

2.
The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions to amend the A&R Certificate of Incorporation, by amending Article NINTH as set forth in paragraph 3 below.

3.
Article NINTH of the A&R Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“NINTH: A director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of ~~the~~ a director’s or officer’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (c) of a director under Section 174 of the DGCL, ~~or~~ (d) for any transaction from which ~~the~~ a director or officer derived an improper personal benefit, or (e) of an officer in any action by or in the right of the Company. Neither amendment nor repeal of this Article Ninth nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Ninth shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. In addition to the circumstances in which a director or officer of the Company is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director or officer shall not be liable to the Company or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.”
4.
This Certificate of Amendment was submitted to the stockholders of the Company and was approved by the stockholders of the Company in accordance with Sections 222 and 242 of the DGCL.

5.
All other provisions of the A&R Certificate of Incorporation shall remain in full force and effect.

6.
This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

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KINDER MORGAN INC.

VOTE

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Your vote matters – here's how to vote!

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Votes submitted electronically must be received by 11:59 pm, Eastern Time, on May 9, 2023.

Online
Go to **www.envisionreports.com/kmi** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2023 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1.

Nominee	For	Against	Abstain
01 - Richard D. Kinder	☐	☐	☐
02 - Steven J. Kean	☐	☐	☐
03 - Kimberly A. Dang	☐	☐	☐
04 - Ted A. Gardner	☐	☐	☐
05 - Anthony W. Hall, Jr.	☐	☐	☐
06 - Gary L. Hultquist	☐	☐	☐
07 - Ronald L. Kuehn, Jr.	☐	☐	☐
08 - Deborah A. Macdonald	☐	☐	☐
09 - Michael C. Morgan	☐	☐	☐
10 - Arthur C. Reichstetter	☐	☐	☐
11 - C. Park Shaper	☐	☐	☐
12 - William A. Smith	☐	☐	☐
13 - Joel V. Staff	☐	☐	☐
14 - Robert F. Vagt	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4:

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Kinder Morgan, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2023 Annual Meeting of Stockholders ("Annual Meeting") will be held at the offices of Kinder Morgan, Inc., 1001 Louisiana Street, Houston, Texas 77002, on Wednesday, May 10, 2023, beginning at 10:00 a.m Central Time. At the Annual Meeting, the holders of our Class P common stock will act on the matters as stated on the reverse side hereof.

The undersigned hereby appoints each of Richard D. Kinder, Steven J. Kean and Adam S. Forman, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all shares of Class P common stock the undersigned is entitled to vote at the Annual Meeting. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named on the reverse becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) on any other matters that may properly come before the Annual Meeting, and any adjournments or postponements thereof.

If no direction is given on a signed and returned proxy card with regard to any Proposal, the above-named proxies will vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

To be completed, dated and signed below

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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